UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.     )
Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

Vitesse Energy, Inc.

(Name of the Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee paid previously with preliminary materials.

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear Stockholder:
We are pleased to invite you to attend the 2025 Annual Meeting of Stockholders of Vitesse Energy, Inc., a Delaware corporation (the “Company,” “Vitesse,” “we,” “our” or “us”), to be conducted online on Thursday, May 1, 2025, commencing at 9:00 a.m. Mountain Time.
The meeting will be completely virtual. Hosting a virtual meeting provides expanded access, improved communication and cost savings for our stockholders and us and enables stockholder participation from any location around the world.
You may attend the meeting and vote your shares and submit questions electronically during the meeting via live webcast by logging in at: www.virtualshareholdermeeting.com/VTS2025. We recommend that you log in at least 15 minutes before the meeting to ensure that you are logged in when the meeting starts.
The formal notice of the meeting and proxy statement follow this cover letter. Enclosed with this proxy statement are your proxy card, a return envelope and a copy of our Annual Report on Form 10-K for the year ended December 31, 2024.
We hope you are able to attend the meeting. Thank you.
By Order of the Board of Directors,
/s/ Robert W. Gerrity
Robert W. Gerrity
Chairman and Chief Executive Officer

VITESSE ENERGY, INC.
5619 DTC Parkway, Suite 700
Greenwood Village, CO 80111
NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 1, 2025
To the Stockholders of Vitesse Energy, Inc.:
Notice is hereby given that the 2025 Annual Meeting of Stockholders of Vitesse Energy, Inc., a Delaware corporation (the “Company,” “Vitesse,” “we,” “our” or “us”), will be conducted online at www.virtualshareholdermeeting.com/VTS2025, on Thursday, May 1, 2025, at 9:00 a.m. Mountain Time (the “Annual Meeting”). For purposes of attendance at the Annual Meeting, all references in this notice and the accompanying proxy statement to “attend,” “present in person” or “in person” shall mean virtually present at the Annual Meeting. The Annual Meeting is being held for the following purposes:
•
To elect as directors the candidates nominated by the Company’s Board of Directors to serve until the annual meeting of stockholders in 2026;

•
To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

•
To approve an amendment and restatement of the Company’s Long Term Incentive Plan; and

•
To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

Only stockholders of record at the close of business on March 10, 2025, are entitled to notice of, and to vote at, the Annual Meeting, or any adjournment(s) or postponement(s) thereof.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting. The following proxy materials and information are available for you to review online at www.virtualshareholdermeeting.com/VTS2025: (i) our notice of annual meeting and proxy statement (which includes instructions on how to attend and vote your shares electronically during the Annual Meeting); (ii) our Annual Report on Form 10-K for the year ended December 31, 2024; and (iii) our form of proxy card.
Your vote is important. You may vote your shares via the Internet both before and during the Annual Meeting, or by telephone or mail in advance. Please refer to the section “Voting Instructions” for detailed voting instructions. Whether or not you are able to attend the Annual Meeting virtually, we urge you to vote your shares in advance of the Annual Meeting as promptly as possible.
We look forward to you joining us during the Annual Meeting.
By Order of the Board of Directors,
/s/ Robert W. Gerrity
Robert W. Gerrity
Chairman and Chief Executive Officer
Greenwood Village, Colorado
March 14, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY
OF PROXY MATERIALS FOR THE ANNUAL MEETING
TO BE HELD ON MAY 1, 2025
The Proxy Statement and Vitesse Energy, Inc.’s Annual Report on Form 10-K are available electronically at www.virtualshareholdermeeting.com/VTS2025.

VITESSE ENERGY, INC.
5619 DTC Parkway, Suite 700
Greenwood Village, CO 80111
PROXY STATEMENT
2025 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 1, 2025
The Annual Meeting
We are furnishing you this proxy statement in connection with the solicitation of proxies by our board of directors (our “Board of Directors” or our “Board”) in connection with the 2025 Annual Meeting of Stockholders of Vitesse Energy, Inc., a Delaware corporation (the “Company,” “Vitesse,” “we,” “our” or “us”) that will be held virtually at www.virtualshareholdermeeting.com/VTS2025, on Thursday, May 1, 2025 at 9:00 a.m. Mountain Time (the “Annual Meeting”).
Definitive copies of this proxy statement and related proxy card, or a notice of internet availability, are first being sent on or about March 14, 2025 to all stockholders of record at the close of business on March 10, 2025 (the “Record Date”). On the Record Date, there were 38,578,409 shares of our common stock outstanding and entitled to vote at the Annual Meeting.
Company Background
The Company is a Delaware corporation formed on August 5, 2022, for the purpose of effecting a “spin-off” transaction (the “Spin-Off”) by Jefferies Financial Group Inc. (NYSE: JEF) (“Jefferies”). We are an independent energy company focused on returning capital to stockholders through owning interests, predominantly as a non-operator, in oil and natural gas wells in the United States, primarily in the Bakken and Three Forks formations in the Williston Basin of North Dakota and Montana.
Quorum; Abstentions; Broker Non-Votes
A quorum is necessary to hold a valid meeting. The presence (including virtually) in person or by proxy of holders of a majority of the voting power of the Company’s shares issued and outstanding and entitled to vote at the Annual Meeting is required to constitute a quorum to hold the Annual Meeting. Based on the proposals to be voted upon, abstentions and broker non-votes will be counted as present for establishing a quorum.
Abstentions occur when stockholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting. If you are a stockholder and you vote “abstain” on Proposal Nos. 1, 2 or 3, your shares will not be voted on that matter but will be counted as present in person or by proxy and entitled to vote on the matter. Abstentions will not have any effect on the outcome of voting on Proposal Nos. 1, 2 or 3. If you are a beneficial owner holding shares in a brokerage account or by a bank or other nominee, you may instruct your broker, bank or other nominee that you wish to abstain from voting on a proposal, and your vote will have the same effect as described above.
If you are a beneficial owner of shares and do not provide your broker, bank or other nominee with specific voting instructions, the rules of the New York Stock Exchange (“NYSE”) require that these institutions only vote on matters for which they have discretionary power to vote. If your broker, bank or other nominee does not receive instructions from you on how to vote your shares and they do not have discretion to vote on the matter, then the broker, bank or other nominee will inform the inspector of election that it does not have the authority to vote on the matter with respect to your shares, resulting in a “broker non-vote.” If you are the beneficial owner of shares and you do not give specific voting instructions to your broker, bank or other nominee, pursuant to NYSE Rule 452, the institution will only be entitled to vote your shares in its discretion with respect to the ratification of the independent registered public accounting firm (Proposal No. 2). Therefore, no broker non-votes are expected to occur with respect to Proposal No. 2. Your broker, bank or other nominee is not permitted to vote on your behalf in the election of directors (Proposal No. 1) or the proposed increase in the number of shares issuable pursuant to the Company’s Long Term Incentive Plan (Proposal No. 3) unless you provide specific instructions to them. Accordingly, if you do not provide timely voting instructions to your broker, bank or other nominee that holds your shares, that institution will be prohibited from voting on Proposal Nos. 1 or 3 in its discretion.

VOTING INSTRUCTIONS
You are entitled to one vote for each share of common stock that you own as of the close of business on the Record Date. Stockholders do not have the right to cumulative voting in the election of directors. Please carefully read the instructions below on how to vote your shares. Because the instructions vary depending on how you hold your shares, it is important that you follow the instructions that apply to your particular situation.
If Your Shares are Held in Your Name
Stockholders of Record.   If your shares are registered directly in your name with the Company’s transfer agent, you are considered the stockholder of record with respect to those shares, and your proxy materials, proxy card or other voting instructions are being sent directly to you by our transfer agent. As a stockholder of record, you have the right to vote by proxy or to vote electronically during the Annual Meeting.
Voting by Proxy.   Even if you plan to attend the Annual Meeting virtually, please vote as soon as possible by Internet, phone or mail in accordance with the instructions provided to you on your notice of internet availability, proxy materials or proxy card from our transfer agent.
Voting During the Annual Meeting.   If you plan to attend the Annual Meeting virtually, you will be able to vote during the meeting. In order to vote at the Annual Meeting, please refer to the specific instructions set forth on each notice of internet availability of proxy materials or proxy card you received. For security reasons, our electronic voting system has been designed to authenticate your identity as a stockholder.
Multiple Proxy Cards.   If you receive more than one notice of internet availability or proxy card, it likely means that you have multiple accounts with the transfer agent. Please vote all of the shares.
Revoking your Proxy.   As long as your shares are registered in your name, you may revoke your proxy at any time before it is exercised at the Annual Meeting. There are several ways you can do this:
•
by filing a written notice of revocation with our corporate secretary prior to commencement of the Annual Meeting;

•
by submitting another proper proxy with a more recent date than that of the proxy first given by signing, dating and returning a proxy card to the Company by mail; or

•
by attending the Annual Meeting virtually and voting electronically.

If Your Shares are Held in “Street Name”
Beneficial Owners.   If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” The broker or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker how to vote.
Voting by Proxy.   If your shares are registered in the name of your broker or nominee, you will receive instructions from such broker or nominee that you must follow in order for your shares to be voted. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker or nominee does not have discretionary authority to vote.
Voting During the Annual Meeting.   If you plan to attend the Annual Meeting virtually and vote electronically, then you must separately obtain a legal proxy from your broker, bank, trustee or other nominee, giving you the right to vote your shares electronically during the meeting. For security reasons, our electronic voting system has been designed to authenticate your identity as a stockholder.
Multiple Proxy Cards.   If you receive more than one notice of internet availability, broker proxy card or voting instruction card, it likely means that you have multiple accounts with one or more holders of record. Please vote all of the shares.
Revoking your Proxy.   If your shares are held in street name, you must contact your holder of record to revoke your proxy or voting instructions, as applicable.

Voting Procedures
By granting us your proxy, you authorize the individuals named on the proxy card or other instructions to represent you and vote your shares in the manner you indicate at the Annual Meeting or at any adjournment or postponement thereof. Shares represented by a proxy properly submitted prior to the Annual Meeting, unless revoked as described above, will be voted at the Annual Meeting in the manner specified on such proxy. If you properly return a proxy card but do not specify how you want to vote your shares at the Annual Meeting, your shares will be voted in accordance with the recommendation of our Board of Directors on each proposal.
Participation and Questions
We are aware of concerns that virtual meetings may diminish stockholder voices or reduce accountability and are taking steps to address these concerns. For example, our virtual meeting format enhances, rather than constrains, stockholder access, participation and communication because the online format allows stockholders to communicate with us during the Annual Meeting so they can ask questions to our Board, management and a representative from our independent registered public accounting firm.
We have reserved time for stockholder questions at our Annual Meeting. We will answer stockholder questions as they come in, as time permits. We are committed to publicly answering each question received following the Annual Meeting, with the exception of any questions that are irrelevant to the purpose of the Annual Meeting or our business or that contain inappropriate or derogatory references. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
Technical Difficulties
We encourage you to access the Annual Meeting before it begins. Online check-in will start approximately fifteen minutes before the meeting on May 1, 2025. If you have difficulty accessing the meeting, please call the technical support number that will be posted on the virtual meeting login page at www.virtualshareholdermeeting.com/VTS2025. We will have technicians available to assist you.
Tabulating the Vote
Broadridge Financial Solutions will tabulate votes in preparation for the Annual Meeting and will provide a third-party representative to act as inspector of election at the Annual Meeting. All votes received prior to the meeting date, and all votes cast at the Annual Meeting, will be tabulated by Broadridge Financial Solutions, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.
Other Information
Vitesse is making this solicitation and will bear the cost of soliciting proxies. In addition to this notice by mail, we request and encourage brokers, custodians, nominees and others to supply proxy materials to stockholders and we will reimburse them for their expenses. Our officers and employees may, by letter, telephone, facsimile, electronic mail, or in person, make additional requests for the return of proxies, although we do not reimburse our own employees for soliciting proxies.
None of the items proposed for approval at the Annual Meeting are of the nature that the laws of the state of Delaware or our Amended and Restated Bylaws (the “Bylaws”) would provide a right of our stockholders to dissent and obtain appraisal of or payment for such stockholders’ common stock.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
On March 7, 2025, we closed on our acquisition of Lucero Energy Corp. (“Lucero”) in an all-stock transaction pursuant to which Lucero shareholders received 0.01239 of a share of Vitesse common stock for each common share of Lucero with 8,169,368 shares of Vitesse common stock issued (the “Lucero Acquisition”). Lucero is an oil and natural gas operator with assets in the Bakken and Three Forks formations in the Williston Basin area of North Dakota. In connection with the closing, the number of directors comprising our Board was increased by two persons and M. Bruce Chernoff and Gary D. Reaves were appointed to our Board. Messrs. Chernoff and Reaves are included in the slate of nominees recommended by the Board for election as directors at the Annual Meeting.
The Board has nominated the following individuals for election as directors of the Company, to serve for a one-year term beginning at the Annual Meeting and expiring at the annual meeting of stockholders in 2026 (the “2026 Annual Meeting”), and until either they are re-elected or their successors are elected and qualified, subject to their earlier resignation or removal:
Linda L. Adamany
M. Bruce Chernoff
Brian P. Friedman
Robert W. Gerrity
Daniel J. O’Leary
Cathleen M. Osborn
Gary D. Reaves
Randy I. Stein
Joseph S. Steinberg
All nominees are currently serving as directors of the Company. Biographical information for each nominee is contained in the “Corporate Governance — Information About Our Board of Directors” section below.
The Board has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company’s directors will be reduced or the persons acting under the proxy will vote for the election of a substitute nominee that the Board recommends.
Vote Required
The election of directors in Proposal No. 1 requires the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereon. In order for a director nominee to be elected by the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereon, the number of votes cast “FOR” the nominee must exceed the number of votes cast “AGAINST” the nominee. Neither abstentions nor broker non-votes will have any effect on the outcome of voting on director elections.
Recommendation
The Board unanimously recommends that stockholders vote “FOR” the election of each of the nominees in Proposal No. 1.

CORPORATE GOVERNANCE
Our Board of Directors and Committees
Information About Our Board of Directors
The following table and accompanying narrative presents information, as of the Record Date, regarding the individuals who are serving as directors of Vitesse.
NAME	AGE	POSITION	DIRECTOR SINCE
Linda L. Adamany	72	Director	2023
M. Bruce Chernoff	59	Director	2025
Brian P. Friedman	69	Director	2023
Robert W. Gerrity	73	Chairman	2022
Daniel J. O’Leary	69	Lead Independent Director	2023
Cathleen M. Osborn	72	Director	2023
Gary D. Reaves	45	Director	2025
Randy I. Stein	71	Director	2023
Joseph S. Steinberg	81	Director	2023
Linda Adamany.   Ms. Adamany was elected as a member of our Board in connection with the Spin-Off. Ms. Adamany has been a director of Jefferies since 2014, a director of Jefferies Group LLC (“Jefferies Group”), previously Jefferies’ largest subsidiary, from November 2018 until November 1, 2022 (when Jefferies Group merged into Jefferies), and a director of Jefferies International Limited since March 2021. Ms. Adamany is the Senior Independent Director, chairs the Nominating & Corporate Governance Committee, and serves as a member of the Audit and ESG/DEI Committees of Jefferies. She also serves as Chair of the Remuneration Committee and a member of the Audit, Risk and Nominations and Corporate Governance Committees of Jefferies International Limited. Ms. Adamany also has served as a director of Coeur Mining Inc. (NYSE: CDE) since March 2013 and is a member of its Environmental, Health, Safety and Social Responsibility Committee and Chair of its Audit Committee, and as a director of BlackRock Institutional Trust Company, N.A. since March 2018, where she is a member of its Audit and Risk Committees.
From October 2017 through April 2019, following its acquisition of Amec Foster Wheeler plc, Ms. Adamany served as a director and member of both the Audit Committee and the Safety, Assurance and Business Ethics Committee of Wood plc, a global leader in the delivery of project, engineering and technical services to energy and industrial markets. Prior to that time, from October 2012 until October 2017, Ms. Adamany served as a member of the board of directors of AMEC Foster Wheeler plc, and chaired its Health, Safety, Security, Environment and Ethics Committee and served as a member of its Audit Committee, Nominations and Governance Committee and Compensation Committee. Ms. Adamany also served as a member of the board of directors of National Grid plc from October 2006 until October 2012, where she was a member of the Audit, Environment and Safety, Nominations and Governance and Remuneration Committees. Ms. Adamany’s career reflects 32 years of diverse executive experience in global businesses, including 27 years at BP plc spanning from 1980 to 2007, where she held a variety of leadership roles in both business and functional support areas, including Chief Executive Officer of BP Shipping, a $5 billion business and the largest private ship owner-operator in the world, Refining and Marketing, Exploration and Production, Chemicals, Supply and Trading, Logistics, Information Technology, Supply Chain Management, Strategy and Human Resources. Ms. Adamany is a C.P.A. and holds a B.S. in Business Administration with a major in Accounting, magna cum laude, from John Carroll University, where she also was the recipient of the Arthur Anderson prize awarded to the top accounting graduate. Other awards include Most Influential Corporate Director (Women’s Inc. 2018) and Top 22 Presidents of U.S. Private Clubs (2017 Boardroom Magazine).
We believe Ms. Adamany’s service on the boards of directors and committees of other public companies, including her leadership chairing an ethics committee and audit committee, as well as her service on compensation and corporate governance committees, provides her with the necessary experience, qualification and skills to serve as a director of Vitesse.
M. Bruce Chernoff.   Mr. Chernoff was appointed to our Board in connection with the Lucero Acquisition. Since 1999 he has served as President and director of Caribou Capital Corp., a private investment company. He has also served as a director of Maxim Power Corp., an independent power producer, since March 2005, and served as a director of Lucero Energy Corp. from August 2012 until its acquisition by the Company in March 2025. Mr. Chernoff received a B.Sc. in Chemical Engineering from Queen’s University.
We believe that Mr. Chernoff’s energy industry expertise and his experience serving on public company boards of directors provide him with the necessary experience, qualifications and skills to serve as a director of Vitesse.
Brian P. Friedman.   Mr. Friedman was first elected as a member of our Board in connection with the Spin-Off. Mr. Friedman has served as a director and the President of Jefferies since March 2013, and as a director and executive officer of Jefferies Group from July 2005 until November 1, 2022 (when Jefferies Group merged into Jefferies), as well as Chairman of the Executive Committee of Jefferies Group from 2002 until November 1, 2022. Since 1997, Mr. Friedman also has served as President of Jefferies Capital Partners (formerly, FS Private Investments), a private equity fund management company controlled by Mr. Friedman. Mr. Friedman was previously employed by Furman Selz LLC and its successors, including serving as Head of Investment Banking and a member of its Management and Operating Committees. Prior to his 17 years with Furman Selz LLC and its successors, Mr. Friedman was an attorney with Wachtell, Lipton, Rosen & Katz.
Mr. Friedman has previously served on a number of boards of private and public portfolio companies and was on the board of Fiesta Restaurant Group (NASDAQ: FRGI) from 2011 through April 2021. Mr. Friedman is also engaged in a range of philanthropic efforts personally and through his family foundation and serves as the Co-Chairman of the board of Strive International, a workforce training effort, and Vice President of the HC Leukemia Foundation. He also serves as the Co-Chair of the Global Diversity Council at Jefferies. Mr. Friedman received a J.D. from Columbia Law School and a B.S. in Economics and M.S. in Accounting from The Wharton School, University of Pennsylvania.
We believe that Mr. Friedman’s business, financial, and management expertise, as well as his experience serving on the boards of public companies, give him the necessary experience, qualifications and skills to serve as a director of Vitesse.
Robert W. Gerrity.   Mr. Gerrity has served as a member of our Board since our formation and was elected Chairman in connection with the Spin-Off. Mr. Gerrity was appointed the Chief Executive Officer of Vitesse in August 2022. Mr. Gerrity founded and has served as the Chief Executive Officer of Vitesse Energy, LLC, our predecessor (“Vitesse Energy”) since its inception in 2014, and also has served as the Chief Executive Officer of Vitesse Oil, LLC (“Vitesse Oil”) since 2013. Mr. Gerrity has decades of experience in the energy industry, beginning in Colorado in 1982. Mr. Gerrity invested his own capital in the beginning of what would become Vitesse and has personally participated in over 500 gross wells to date. Mr. Gerrity established and was Chief Executive Officer of Gerrity Oil & Gas Corporation, which was one of the most active operators in the country in the early 1990s. Gerrity Oil & Gas Corporation merged with Snyder Oil’s Wattenberg assets in 1996 to form Patina Oil & Gas Corporation, which eventually merged into Noble Energy, Inc. (now Chevron Corporation (NYSE: CVX)).
We believe that Mr. Gerrity’s experience in the energy industry and long history with Vitesse provide him with the necessary experience, qualifications and skills to serve as a director and Chairman of Vitesse.
Daniel O’Leary.   Mr. O’Leary was elected as a member of our Board in connection with Spin-Off. He has served on the board of Hillman Solutions Corp. (NASDAQ: HLMN) since 2021 and currently serves on its Audit and Nominating, Governance and Environmental and Social Responsibility Committees. Mr. O’Leary has served on the board of Custom Ecology, Inc. since 2021 as its Non-Executive Chairman. Additionally, he served as a director on the board of Sprint Industrial from 2017 to 2019.
Mr. O’Leary is an independent consultant who served as President and Chief Executive Officer of Edgen Murray Corporation, a distributor for energy infrastructure components, specialized oil and gas parts and equipment, from 2003 to 2021, and guided a management buyout that grew the company through a series of acquisitions and growth initiatives during that time. He was appointed Chairman of the board of Edgen Murray Corporation in 2006 and served in that role until March 2021. Edgen Murray Corporation completed its initial public offering in May 2012 and was acquired in 2013 by Sumitomo Corporation. Mr. O’Leary has served on various boards within Sumitomo Corporation and its subsidiaries. Mr. O’Leary received a B.S. in Education from Tulsa University.
We believe Mr. O’Leary’s management, operational and business experience, combined with his long career principally in the oil and gas and energy infrastructure markets, provide him with the necessary experience, qualifications and skills to serve as a director of Vitesse.
Cathleen M. Osborn.   Ms. Osborn was elected as a member of our Board in connection with the Spin-Off.
Ms. Osborn is retired with extensive experience as a corporate attorney for nearly 30 years with legal and M&A related transaction experience in the energy industry. Ms. Osborn served as Executive Vice President, General Counsel and Corporate Secretary of SRC Energy Inc., an oil and gas company, from August 2015 until the company’s merger with PDC Energy, Inc. in 2020. Prior to that, Ms. Osborn was Deputy General Counsel of Whiting Petroleum Corporation, an oil and gas company, from 2014 to August 2015, and General Counsel of Kodiak Oil & Gas Corporation, an oil and gas company, from 2011 until it merged with Whiting Petroleum Corporation in 2014. Ms. Osborn received her B.A. and J.D. from the University of Denver.
We believe that Ms. Osborn’s experience leading the in-house legal departments at several public oil and gas companies provides her with the necessary experience, qualifications and skills to serve as a director of Vitesse.
Gary D. Reaves.   Mr. Reaves was appointed to our Board in connection with the Lucero Acquisition. Mr. Reaves is a Managing Partner at First Reserve, a leading global private equity firm investing across energy, utility, and industrial markets, which he joined in 2006. Prior to its merger with Vitesse in March 2025, Mr. Reaves served as a director of Lucero Energy Corp since May 2020. He also served as a director of Crestwood Equity Partners LP, from January 2019 through March 2021 and again from September 2022 until its merger with Energy Transfer LP in November 2023. Additionally, Mr. Reaves serves as a director of numerous other private companies associated with his role at First Reserve. Prior to joining First Reserve, Mr. Reaves held roles in the Global Energy Group at UBS Investment Bank and Howard Frazier Barker Elliott, Inc. Mr. Reaves received a B.B.A. from the University of Texas.
We believe that Mr. Reaves’ financial and energy industry expertise and his experience serving on public and private company boards of directors provide him with the necessary experience, qualifications and skills to serve as a director of Vitesse.
Randy Stein.   Mr. Stein was elected as a member of our Board in connection with the Spin-Off. Mr. Stein is a self-employed tax, accounting and general business consultant, having retired from PricewaterhouseCoopers LLP in 2000. Mr. Stein was employed for 20 years with PricewaterhouseCoopers LLP, most recently as principal in charge of the Denver, Colorado tax practice.
Mr. Stein currently serves on the board of Club Oil & Gas Inc., a private company that invests in oil and natural gas and real estate interests. Mr. Stein previously served as a director and Chairman of the Audit Committee of Denbury Resources Inc. from 2005 to 2020, HighPoint Resources Corporation (formerly, Bill Barrett Corporation) from 2004 to 2021 and Westport Resources Inc. from 2000 to 2004, all public oil and gas companies. In addition, Mr. Stein served from 2001 through 2005 as a director of Koala Corporation, a Denver-based public company engaged in the design, production, and marketing of family convenience products. Mr. Stein also was previously employed as an executive director of a Denver-based independent oil and gas company. Mr. Stein received a B.S. in Accounting from Florida State University.
We believe that Mr. Stein’s experience serving on multiple public company boards of directors, including his multiple positions as an audit committee chair, as well as his experience in the energy industry, provide him with the necessary experience, qualifications and skills to serve as a director of Vitesse.
Joseph S. Steinberg.   Mr. Steinberg was elected as a member of our Board in connection with the Spin-Off. He has served as a director of Jefferies since December 1978 and as its Chairman since March 2013.

Mr. Steinberg has served on the board of Crimson Wine Group, Ltd. since 2013. Previously, Mr. Steinberg served as a director overseeing Jefferies’ investments in HomeFed Corporation from 1998 to 2019, HRG Group from 2014 to 2018, and Spectrum Brands Holdings, Inc. from 2018 to 2019, and as a director of Fidelity & Guaranty Life from 2015 to 2017 and of Pershing Square Tontine Holdings, Ltd. from 2020 to 2022. Mr. Steinberg received an M.B.A. from Harvard Business School and an A.B. in Government from New York University.
We believe that Mr. Steinberg’s business, financial and management expertise and his experience serving on public company boards of directors provide him with the necessary experience, qualifications and skills to serve as a director of Vitesse.
Director Independence
NYSE listing requirements and our Corporate Governance Guidelines require that at least a majority of the Board meet the NYSE criteria for independence. The Company’s standards for determining director independence require the assessment of directors’ independence each year. A director cannot be considered independent unless the Board affirmatively determines that such director does not have any relationship with management or the Company that may interfere with the exercise of such director’s independent judgment, including any of the relationships that would disqualify the director from being independent under the rules of the NYSE.
The Board has assessed the independence of each director under the independence standards of the NYSE. The Board has determined that each of Messrs. O’Leary, Stein, Chernoff and Reaves and Mmes. Adamany and Osborn are considered independent under the NYSE rules. In connection with its assessment of the independence of each director, the Board also determined that Messrs. O’Leary and Stein and Mmes. Adamany and Osborn are independent as defined in Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and under the standards set forth by the NYSE applicable to members of the audit committee and that Mmes. Adamany and Osborn and Mr. O’Leary meet the independence requirements as set forth in Rule 10C-1 of the Exchange Act and under the standards set forth by the NYSE applicable to members of the compensation committee.
Nomination of Directors
The Nominating, Governance and Environmental and Social Responsibility (“NGESR”) Committee identifies, screens, reviews, and recommends to the Board individuals qualified to serve as directors, consistent with criteria approved by the Board and the commitment of the Company and the Board to a standard of Board inclusiveness. The NGESR Committee is committed to a policy of inclusiveness and seeks members with diverse backgrounds, an understanding of the Company’s business and a reputation for integrity. The NGESR Committee’s charter requires that women and minority candidates are included in each pool of individuals from which new Board nominees are chosen and that the NGESR Committee considers diverse candidates from non-traditional venues. In evaluating director nominees, the NGESR Committee considers, among other things, each potential nominee’s past Board and committee meeting attendance and performance; personal and professional integrity; and relevant experiences, backgrounds, skills, qualifications, attributes and contributions that the nominee brings to the Board.
The NGESR Committee will treat recommendations for directors that are received from stockholders on the same basis as recommendations received from any other source; provided, however, that in order for such stockholder recommendations to be considered, the recommendations must comply with the procedures outlined in this proxy statement.
Meetings and Attendance
During the 2024 fiscal year, our Board of Directors held 20 meetings, our Audit Committee held five meetings, our Compensation Committee held six meetings and our NGESR Committee held three meetings. In addition to regularly scheduled meetings, the Board and each committee may hold special meetings from time to time and take action by written consent in lieu of a meeting. Each Board member attended at least 75% of the aggregate of the Board of Directors meetings held in 2024 and the Audit Committee,

Compensation Committee and NGESR Committee meetings held in 2024 for which such director was a committee member. The Board encourages all directors to attend the annual meeting of stockholders.
Committees of the Board
Our Board has an Audit Committee, NGESR Committee and Compensation Committee. The Board committees act in an advisory capacity to the full Board, except that the Compensation Committee has direct responsibility for the goals, performance evaluation and compensation of the Company’s executive officers, and the Audit Committee has direct responsibility for appointing, replacing, compensating and overseeing the outside auditor. Our Board has adopted written charters for each of the standing committees that establish the committees’ respective roles and responsibilities, which are posted on our website. In addition, each committee has the authority to retain independent outside professional advisors or experts as it deems advisable or necessary, including the sole authority to retain and terminate any such advisors, to carry out its duties.
Audit Committee
The Audit Committee was established in accordance with Section 3(a)(58)(A) and Rule 10A-3 under the Exchange Act. The responsibilities of our Audit Committee are more fully described in our Audit Committee charter, which is posted on the Company’s website at www.vitesse-vts.com under the heading “Investor Relations,” the subheading “Governance” and the subheading “Governance Documents.” Among other duties, the Audit Committee:
•
assists the Board in its oversight of (i) the conduct of our financial reporting process, including by overviewing the integrity of the financial reports and other financial information provided by us to any governmental or regulatory body or the public, (ii) the performance of Vitesse’s accounting, internal control over financial reporting and internal audit functions and (iii) the performance of our outside auditor, including their qualifications and independence, and the annual independent audit of our financial statements;

•
reviews the annual audit and the annual audit report of the outside auditor;

•
reviews financial reports, internal controls and financial reporting and accounting risk exposures;

•
prior to public release, discusses with management and the outside auditor, as appropriate, earnings press releases and financial information and earnings guidance provided to analysts and rating agencies;

•
reviews periodically with management the Code of Business Conduct and Ethics and other compliance and ethics programs;

•
oversees the Company’s Commodity Price Hedging Policy;

•
reviews accounting policies and system of internal controls;

•
appoints, evaluates, compensates and oversees the work of the outside auditor;

•
considers and pre-approves, as appropriate, all auditing and non-auditing services provided by the outside auditor;

•
reviews our internal audit plan, including approval of the risk assessment methodology used in its development and the responsibilities, budget and staffing of both the outside and internal auditors;

•
reviews legal and regulatory matters that may have a material impact on our financial statements and internal controls;

•
confers with our independent petroleum reservoir engineering firm and reviews with management, including our internal reserves personnel, the preparation of our oil and gas reserves report, the process by which our oil and gas reserves are estimated and reported and the associated disclosure; and

•
retains independent outside professional advisors, as needed.

The Audit Committee consists of Mr. Stein, Ms. Adamany, Mr. O’Leary and Ms. Osborn, with Mr. Stein serving as chair. The Audit Committee consists entirely of independent directors, each of whom meet the independence requirements set forth in the listing standards of the NYSE and Rule 10A-3 under the Exchange Act. Each member of the Audit Committee is financially literate, and Mr. Stein and Ms. Adamany have the accounting and related financial management expertise and satisfy the criteria to be an “audit committee financial expert” under the rules and regulations of the SEC, as those qualifications are interpreted by our Board in its business judgment.
Nominating, Governance and Environmental and Social Responsibility Committee
The responsibilities of our NGESR Committee are more fully described in our NGESR Committee charter, that is posted on the Company’s website at www.vitesse-vts.com under the heading “Investor Relations,” the subheading “Governance” and the subheading “Governance Documents.” Among other duties, the NGESR Committee:
•
identifies, screens and reviews individuals qualified to serve as directors, consistent with criteria approved by the Board and the commitment of Vitesse and the Board to a standard of Board inclusiveness, and recommends to the Board the nominees for election or re-election at the next annual meeting of stockholders and for filling any Board vacancies;

•
oversees the evaluation of the Board and individual directors;

•
establishes and recommends to the Board Vitesse’s Corporate Governance Guidelines (as defined below), as well as oversees the implementation and effectiveness of and recommends modifications as appropriate to such guidelines;

•
reviews and recommends to the Board for approval any changes in the compensation of non-employee directors;

•
assists the Board in its oversight of, and discusses with management as appropriate, our policies and strategies relating to human capital management, including recruiting, retention, and diversity;

•
oversees and provides input to management on Vitesse’s risks, policies, strategies and programs related to matters of sustainability, corporate social responsibility, corporate culture and corporate governance;

•
considers and provides input to management on social, political and environmental trends in public policy, regulation and legislation and considers additional corporate social responsibility actions in response to such issues;

•
reviews the goals established from time to time for Vitesse’s performance with respect to matters of sustainability and corporate social responsibility and monitors Vitesse’s progress against those goals and Vitesse’s Corporate Social Responsibility Principles (the “CSR Principles”);

•
reviews Vitesse’s sustainability and corporate social responsibility reports as may be issued from time to time;

•
as requested by the Board, makes recommendations to the Board with respect to matters affecting corporate environmental, social and governance (“ESG”) responsibilities and related corporate conduct consistent with Vitesse’s CSR Principles;

•
receives periodic reports from management regarding relationships with key external stakeholders that may have a significant impact on Vitesse’s ESG initiatives as well as business activities and performance;

•
reviews Vitesse’s charitable giving policies and programs and receive reports from management on Vitesse’s charitable contributions;

•
reviews stockholder proposals relating to corporate governance, public policy, sustainability and corporate social responsibility issues;

•
reviews and approves annually (and periodically when material changes are proposed) the CSR Principles; and

•
retains independent outside professional advisors, as needed.

The NGESR Committee consists of Mr. O’Leary, Ms. Adamany, Mr. Stein and Ms. Osborn, with Mr. O’Leary serving as chair. The NGESR Committee consists entirely of independent directors, each of whom meet the independence requirements set forth in the listing standards of the NYSE.
Compensation Committee
The responsibilities of the Compensation Committee are more fully described in our Compensation Committee charter, that is posted on the Company’s website at www.vitesse-vts.com under the heading “Investor Relations,” the subheading “Governance” and the subheading “Governance Documents.” Among other duties, the Compensation Committee:
•
oversees senior management in establishing Vitesse’s general compensation philosophy and overseeing the development and implementation of compensation programs;

•
reviews and approves corporate goals and objectives relevant to the compensation of Vitesse’s executive officers, evaluates the performance of the executive officers in light of those goals and objectives, and sets the executive officers’ compensation level based on this evaluation;

•
oversees the executive officers in formulating the compensation programs applicable to the senior management of Vitesse, including periodic review of perquisites and expense account policies applicable to senior management;

•
makes recommendations to the Board with respect to our incentive compensation plans and equity-based plans that are subject to Board approval, reviews and approves awards and grants made pursuant to these plans and discharges any other responsibilities imposed on the Compensation Committee by any of these plans;

•
reviews our compensation policies and practices for executive officers and employees generally;

•
prepares compensation disclosure to be included in our annual proxy statement;

•
evaluates whether the work of any compensation consultant has raised any conflict of interest;

•
review and approve annually the compensation of related persons (as defined in the Company’s Related Person Transaction Policy);

•
makes a recommendation to the Board regarding the frequency of the advisory vote on compensation of our named executive officers; and

•
retains independent outside professional advisors, as needed.

The Compensation Committee consists of Ms. Adamany, Mr. O’Leary and Ms. Osborn, with Ms. Adamany serving as chair. The Compensation Committee consists entirely of independent directors, each of whom meets the independence requirements set forth in the listing standards of the NYSE and Rule 10C-1 under the Exchange Act and are “non-employee directors” (within the meaning of Rule 16b-3 under the Exchange Act). The Compensation Committee may form, and delegate its authority, to a subcommittee.
Role of the Compensation Consultant.   For 2024, the Compensation Committee retained Meridian Compensation Partners (the “Compensation Consultant”) to serve as an independent consultant to the Compensation Committee to provide information and objective advice regarding executive compensation. At the time of the initial engagement and on an annual basis thereafter in connection with its ongoing engagement, the Compensation Committee assessed the Compensation Consultant’s independence, taking into consideration all relevant factors the Compensation Committee deemed appropriate to the Compensation Consultant’s independence, including factors specified in the NYSE listing standards. The Compensation Committee also annually evaluates whether the Compensation Consultant’s work has raised any conflicts of interest under the rules of the Securities and Exchange Commission (the “SEC”) and the NYSE. The Compensation Committee did not direct the Compensation Consultant to perform its services in any particular manner or under any particular method. The Compensation Consultant does not provide any services to the Company other than in its role as advisor to the Compensation Committee, and the Compensation Committee has determined that no conflicts of interest exist as a result of the engagement of the Compensation Consultant. The Compensation Committee has also retained the Compensation Consultant as its independent consultant on executive compensation for 2025.

Board Leadership
The Board has determined that the optimal Board leadership structure for us is served by the role of Chairman of the Board being held by our Chief Executive Officer. The Board determined that this leadership structure is optimal for us because it believes that having one leader serving as both the Chairman and Chief Executive Officer provides decisive, consistent and effective leadership. By meeting in executive sessions, the non-management directors have the opportunity to identify and evaluate issues facing us, engaging in a frank and candid dialogue without management being present. Executive sessions are led by our Lead Independent Director (as defined below). The Board conducts a self-evaluation of its performance at least annually.
Pursuant to our Corporate Governance Guidelines, as long as the offices of Chairman and Chief Executive Officer are held by the same person, a majority of the directors will appoint an independent director to act as the Board’s lead independent director (the “Lead Independent Director”). The Board has appointed Mr. O’Leary to serve as Lead Independent Director. The specific duties and responsibilities of the Lead Independent Director are set forth in Company’s Corporate Governance Guidelines and include the following:
•
Presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent members of the Board, and has the authority to call meetings of the independent members of the Board;

•
Serves as liaison between the Chairman and the independent members of the Board, and provides the Chairman, the Chief Executive Officer and the President with feedback from executive sessions of the independent members of the Board;

•
Reviews and approves the information to be provided to the Board;

•
Reviews and approves meeting agendas and coordinates with the Chairman, the Chief Executive Officer and the President to develop such agendas;

•
Approves meeting schedules to assure there is sufficient time for discussion of all agenda items;

•
If requested by major stockholders, is available for consultation and communication;

•
Interviews, along with the chair of the NGESR Committee, all Board candidates and makes recommendations to the NGESR Committee and the Board;

•
Provides input relating to the membership of various committees of the Board and the selection of the chairs of such committees;

•
Consults with the chairs of each Board committee and solicits their participation in performing the duties described above; and

•
Performs such other functions and responsibilities as requested by the Board from time to time.

Risk Oversight
The Board has overall responsibility for overseeing management’s implementation of enterprise risk management, including any significant financial risk exposures, commodity price risk, political and regulatory risk and cybersecurity risk and the actions management has taken to monitor and mitigate such risks. In discharging its oversight responsibilities, the Board may receive reports from, and coordinate with, each of the three standing Board committees with respect to the risks inherent in each committee’s specific areas of responsibility. Furthermore, in discharging such oversight responsibilities, the Board may from time to time delegate additional authority and responsibilities to one or more standing committees. With the assistance of an outside internal audit firm, management conducts and maintains an Enterprise Risk Management exercise to identify the material risks to the Company as well as mitigating efforts to reduce or eliminate these risks. The results of this exercise are reported to the Audit Committee.
The Audit Committee considers and reviews with management, along with the outside and internal auditors, the Company’s significant risks or exposures and the steps management has taken to control and mitigate such risks. The Audit Committee additionally oversees the Company’s underlying policies with respect to risk assessment and risk management. The Compensation Committee oversees risks relating to the Company’s compensation policies and practices for Executive Officers and employees. The NGESR

Committee oversees and provides input to management on the Company’s risks, policies, strategies and programs related to matters of sustainability, corporate social responsibility, corporate culture and corporate governance.
Communications with the Board of Directors
Stockholders or other interested parties can contact any director, any committee of the Board or our non-management or independent directors as a group, by writing to them c/o Secretary, Vitesse Energy, Inc., 5619 DTC Parkway, Suite 700 Greenwood Village, CO 80111. The Secretary will review all such correspondence and forward to the relevant members of the Board a summary of all such correspondence received during the prior month and copies of all such correspondence that deal with the functions of the Board or committees thereof or that otherwise are determined to require attention of the relevant directors. Non-management directors and the Lead Independent Director may at any time review the log of all correspondence received by the Company that is addressed to the non-management members of the Board or the Lead Independent Director, as applicable, and request copies of any such correspondence. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will be brought to the attention of the Chair of the Audit Committee.
Code of Business Conduct and Ethics
In connection with its oversight of our operations and governance, the Board has adopted, among other things, a Code of Business Conduct and Ethics to provide guidance to directors, officers and employees with regard to certain ethical and compliance issues. Our Code of Business Conduct and Ethics addresses conflicts of interest, confidentiality and insider trading, corporate opportunities, fair dealing, use of Company assets, anti-bribery and anti-corruption, accounting matters, health and safety, human rights, human trafficking, equal employment, discrimination and harassment, among other matters. Our Code of Business Conduct and Ethics can be viewed on our website at www.vitesse-vts.com under the heading “Investor Relations,” subheading “Governance” and subheading “Governance Documents.” The Code of Business Conduct and Ethics was amended on October 30, 2024 to align with polices in place at the Company and for other technical, administrative or other non-substantive updates. We will disclose on our website any amendment or waiver of the Code of Business Conduct and Ethics in the manner required by SEC and NYSE rules.
Insider Trading Policy and Hedging Transactions
The Board also adopted an Insider Trading Policy governing the purchase, sale and other dispositions of the Company’s securities that applies to directors, officers and employees, and to the Company itself in the repurchase of its own securities. We believe our Insider Trading Policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the listing standards applicable to the Company. A copy of the Company’s Insider Trading Policy was filed as Exhibit 19 to its Annual Report on Form 10-K for the year ended December 31, 2024.
Pursuant to the Company’s Insider Trading Policy, all directors and executive officers of the Company are prohibited from hedging Company securities. This includes all forms of hedging, including, directly or indirectly, engaging in short selling, option transactions and other derivative transactions involving the Company’s securities.
Corporate Governance Guidelines
The Board believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The Company’s “Corporate Governance Guidelines” cover the following principal subjects:
•
director independence;

•
director responsibilities;

•
candor and avoidance of conflicts;

•
executive sessions, including executive sessions of independent directors;

•
the Lead Independent Director;

•
succession planning;

•
director nominations;

•
director resignation policy;

•
director orientation and continuing education;

•
service on other boards and other activities;

•
term and age limits;

•
risk management;

•
board compensation and stock ownership;

•
board materials and information;

•
board access to senior managers and independent advisers;

•
communications with non-management members of the Board;

•
number, structure, independence and appointment of Board committees; and

•
annual self-evaluations of the Board and its committees.

The Corporate Governance Guidelines are posted on the Company’s website at www.vitesse-vts.com under the heading “Investor Relations,” subheading “Governance” and subheading “Governance Documents.” The Corporate Governance Guidelines will be reviewed periodically and as necessary by the Board.
The NYSE has adopted rules that require listed companies to adopt governance guidelines covering certain matters. The Company believes that the Corporate Governance Guidelines comply with the NYSE rules.
Copies of the foregoing documents and disclosures are available without charge to any person who requests them. Requests should be directed to Vitesse Energy, Inc., Attn: Secretary, 5619 DTC Parkway, Suite 700 Greenwood Village, CO 80111.
Information About Our Executive Officers
The following table and accompanying narrative presents information, as the Record Date, regarding the individuals who are serving as executive officers of Vitesse. Our executive officers, their ages and offices held are as follows:
NAME	AGE	POSITION	OFFICER SINCE
Robert W. Gerrity	73	Chairman and Chief Executive Officer	2022
Brian J. Cree	61	President	2022
James P. Henderson	59	Chief Financial Officer	2023
M. Scott Regan	54	General Counsel and Secretary	2024
Robert W. Gerrity.   Mr. Gerrity was appointed the Chief Executive Officer of Vitesse in August 2022. Mr. Gerrity has decades of experience in the energy industry, beginning in Colorado in 1982. Mr. Gerrity invested his own capital in the beginning of what would become Vitesse and has personally participated in over 500 gross wells to date. Mr. Gerrity established and was Chief Executive Officer of Gerrity Oil & Gas Corporation, which was one of the most active operators in the country in the early 1990s. Gerrity Oil & Gas Corporation merged with Snyder Oil’s Wattenberg assets in 1996 to form Patina Oil & Gas Corporation, which eventually merged into Noble Energy, Inc. (now Chevron Corporation (NYSE: CVX)). Mr. Gerrity founded and has served as the Chief Executive Officer of Vitesse Energy since its inception in 2014, and also has served as the Chief Executive Officer of Vitesse Oil since 2013.
Brian J. Cree.   Mr. Cree was appointed the President and Chief Operating Officer of Vitesse in August 2022 and continued as President following the Company’s Spin-Off. Mr. Cree has worked in the oil and natural gas industry for over 30 years. In 1987, he joined the predecessor of Gerrity Oil & Gas Corporation and worked closely with Mr. Gerrity for almost nine years to grow and eventually merge Gerrity Oil & Gas Corporation with Patina Oil & Gas Corporation in 1996. While at Gerrity Oil & Gas Corporation, Mr. Cree held various financial and operational roles, including Chief Financial Officer, Senior Vice President of Operations and Chief Operating Officer, and served as a director on its board of directors. Mr. Cree served as Executive Vice President and Chief Operating Officer and as a director of Patina Oil & Gas Corporation from 1996 to 1999, following which time he spent close to ten years as the Chief Financial Officer and/or Chief Operating Officer at various companies focused on oil and gas software, the creation of a molecular memory technology and the use of biotechnology to create sustainable natural gas. Mr. Cree has served as the President of Vitesse Energy since 2014 and the Chief Operating Officer of Vitesse Energy since 2020, and also previously served as the Chief Financial Officer of Vitesse Energy from 2014 to 2020. In addition, Mr. Cree has served as the President of Vitesse Oil since 2013 and the Chief Operating Officer of Vitesse Oil since 2020, and also previously served as the Chief Financial Officer of Vitesse Oil from 2013 to 2020. Mr. Cree served as Vice Chairman of the Colorado Oil and Gas Conservation Commission, a position appointed by the Governor of Colorado, from 1999 through 2007. He received a B.A. in Accounting from the University of Northern Iowa.
James P. Henderson.   Mr. Henderson was appointed as the Chief Financial Officer of Vitesse in August 2023. Mr. Henderson has over 30 years of oil and gas experience and most recently served as Executive Vice President Finance and Chief Financial Officer of Whiting Petroleum Corporation (“Whiting”) from September 2020 until the closing of its merger with Oasis Petroleum Inc. (“Oasis”) in July 2022. Prior to joining Whiting, Mr. Henderson served as Executive Vice President and Chief Financial Officer of SRC Energy Inc. from 2015 until the closing of its merger with PDC Energy, Inc. in January 2020. From January 2020 until September 2020 and from July 2022 to August 2023, he was a private investor. Mr. Henderson also served as Executive Vice President and Chief Financial Officer of Kodiak Oil & Gas Corporation (“Kodiak”) until its acquisition by Whiting in 2014. Prior to joining Kodiak, Mr. Henderson held various positions at Aspect Energy, Anadarko Petroleum Corporation, Western Gas Resources, Inc., Apache Corporation and Pennzoil Company. He holds a Bachelor of Business Administration degree in accounting from Texas Tech University and a Master of Business Administration degree in finance from Regis University.
M. Scott Regan.   Mr. Regan was appointed the General Counsel and Secretary of Vitesse in August 2024. Mr. Regan has more than 20 years of experience in the oil and gas industry, and he most recently practiced with the law firm of Davis Graham & Stubbs LLP from February 2023 until July 2024. Mr. Regan served as the Executive Vice President, General Counsel and Secretary of Chord Energy Corporation, a position to which he was appointed in connection with the $6 billion merger of equals of Whiting and Oasis, from July 2022 until December 2022. Prior to that, he served as the Vice President, Legal, General Counsel and Secretary of Whiting from November 2020 to July 2022 and as the Deputy General Counsel from November 2015 to November 2020. Prior to joining Whiting, Mr. Regan held positions of increasing responsibility in the legal department of an affiliate of Encana Corporation (now Ovintiv Inc.) from 2004 until 2015 where, most recently, he was the Vice President, Legal, Western and Southern Operations. He began his legal career in 1996 with the law firm of Crowley Fleck PLLP in Helena, Montana and joined Holland & Hart LLP in 1998 in Denver, Colorado. Mr. Regan received his B.A., History, from Montana State University and his J.D. from the University of Montana School of Law.

PROPOSAL NO. 2 — RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has appointed Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025. The Board is submitting the appointment of Deloitte for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the appointment of Deloitte, the Audit Committee will reconsider the appointment of that firm as the Company’s auditors. Deloitte has served as the Company’s independent registered public accounting firm since 2021. The following is a summary of fees paid to Deloitte for audit, audit-related, tax and other services provided during the years ended December 31, 2024 and 2023:
Audit and Other Fees
	2024	2023
Audit Fees(1)	$757,000	$721,895
Audit Related Fees	185,000	—
Tax Fees	232,397	—
All Other Fees	—	—
Total Fees	$1,174,397	$721,895

(1)
Audit Fees consist of the aggregate fees billed for professional services rendered for audit and review procedures performed with regard to the Company’s annual and interim consolidated financial statements.

One hundred percent of the services described in the table above provided were pre-approved by the Board. Among other duties, our Audit Committee is responsible for the appointment, compensation, evaluation and oversight of the Company’s independent registered public accounting firm and considering and pre-approving, as appropriate, all auditing and non-auditing services provided by the Company’s outside auditor. The duties of the Audit Committee are described in the “Audit Committee Charter” that is posted on the Company’s website at www.vitesse-vts.com under the heading “Investor Relations,” the subheading “Governance” and the subheading “Governance Documents.”
The Company expects that representatives of Deloitte will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.
Vote Required
Approval of Proposal No. 2 requires the affirmative vote of the holders of a majority of the votes cast at the meeting by the holders of shares entitled to vote on the matter, voting as a single class. Abstentions are not considered votes cast and will have no effect on the outcome of the vote. As discussed above, we do not expect any broker non-votes with respect to this proposal.
Recommendation
The Board unanimously recommends that stockholders vote “FOR” the ratification of the appointment of Deloitte as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025 (Proposal No. 2).

PROPOSAL NO. 3 — APPROVAL OF THE VITESSE ENERGY, INC. AMENDED AND
RESTATED LONG TERM INCENTIVE PLAN
The Board is recommending that the Company’s stockholders approve an amendment and restatement to the Vitesse Energy, Inc. Long Term Incentive Plan (the “New Plan”). On March 10, 2025, the Board unanimously approved and adopted the New Plan, subject to and to be effective upon stockholder approval at the Annual Meeting. The New Plan, if approved, amends and restates the Vitesse Energy, Inc. Long Term Incentive Plan (the “VTS LTIP”).
If the New Plan is approved by stockholders at the Annual Meeting, it will be effective as of the day of the Annual Meeting (the “Amendment Effective Date”), and future grants will be made on or after such date under the New Plan. If our stockholders do not approve the New Plan, then it will not become effective, no awards will be granted under the New Plan, and the VTS LTIP will continue in accordance with its terms.
Our principal reason for adopting the New Plan is to obtain approval of the following material change:
•
Increase the number of shares issuable under the New Plan by 580,500 shares, which represents 1.51% of the number of issued and outstanding shares of common stock as of the Record Date.

The New Plan also makes certain other non-material changes to the VTS LTIP, including the following:
•
The inclusion of a minimum one-year vesting requirement on all awards granted after the Amendment Effective Date (applicable to at least 95% of the shares authorized for issuance pursuant to the terms of the New Plan), except in the case of certain reorganizations, recapitalizations, subdivisions or consolidations of the Company or in the event of termination of a participant’s employment following a change in control or due to the participant’s death or disability;

•
Clarifies that dividends and dividend equivalents on unvested awards are paid by the Company only upon the vesting of the underlying awards;

•
Removes the ability for the Compensation Committee to have the discretion to accelerate vesting of outstanding awards upon a change in control; and

•
Adds non-discretionary vesting terms for outstanding awards upon a change in control, including that outstanding awards shall not vest solely upon the occurrence of a change in control unless a successor to the Company fails to assume, substitute, or continue outstanding awards, and provides that outstanding awards will only vest upon a termination of a participant’s employment following a change in control.

The remaining provisions of the VTS LTIP are not affected by this amendment and restatement. The New Plan contains provisions that are consistent with our pay-for-performance philosophy and incorporates the following equity incentive plan best practices:
•
The New Plan is an omnibus plan, which allows us the flexibility to issue options, stock appreciation rights (sometimes referred to as “SARs”), restricted stock, restricted stock units (sometimes referred to as “RSUs”), performance stock units (sometimes referred to as “PSUs”), cash-based awards and other stock-based awards;

•
No direct or indirect repricing of options or stock appreciation rights without stockholder approval;

•
Stringent share recycling provisions that prohibit recycling of shares used as consideration for tax withholding or as consideration for option exercises, along with full counting of all shares subject to stock-settled stock appreciation rights;

•
No evergreen features;

•
Limits on non-employee director cash and equity compensation;

•
No automatic single-trigger vesting upon a change in control;

•
A minimum one-year vesting schedule on all award types (applicable to at least 95% of the shares authorized for issuance);

•
Dividend and dividend equivalents on unvested awards are paid by the Company only if related awards become vested;

•
The ability to recoup awards under the Company’s clawback policies, including to comply with recoupment requirements imposed under applicable law and listing standards; and

•
No excise tax gross-ups on equity awards.

Reasons for Amending and Restating the VTS LTIP
The Compensation Committee and the Board believe that we must continue to offer a competitive equity incentive program in order to successfully attract, retain and motivate the best employees, directors and consultants, without whom we cannot execute our business goals or deliver value to our stockholders. However, the current share reserve of the VTS LTIP is nearly depleted. As of the Record Date, only 55,701 shares remained available for grant under the VTS LTIP (assuming vesting of performance stock unit awards at maximum levels). Accordingly, and based on historic grant patterns, we believe the remaining shares available for issuance under the VTS LTIP are insufficient, and without amending and restating the VTS LTIP to add additional shares, the Company will have limited ability to grant incentive equity awards going forward. In such event, our ability to attract and retain the talent necessary to drive our business will likely be negatively impacted. The Board has therefore adopted the New Plan, subject to approval by the Company’s stockholders, to increase the number of shares available for issuance so that we may continue to offer a competitive equity incentive program going forward.
If the New Plan is approved by the Company’s stockholders, the number of shares of common stock reserved for issuance under the Company’s equity incentive plans will be increased by 580,500 shares. With the approval of this Proposal No. 3, the total number of shares that will be available for issuance pursuant to the terms and conditions of the New Plan, as of the Record Date, will be 636,201 shares. We believe that approval of the New Plan will give us the flexibility to make stock-based awards and other awards permitted under the New Plan over approximately the next two years in amounts determined appropriate by the plan administrator; however, this timeline is simply an estimate used to determine the number of additional common shares requested pursuant to the New Plan, and future circumstances may require a change to expected equity grant practices. These circumstances include but are not limited to the future price of our common stock, award levels and amounts provided by our competitors, and our hiring activity over the next few years. The closing market price of our shares of common stock as of March 11, 2025 was $24.33 per share, as reported on the NYSE.
Consequences of Failing to Approve the Proposal
The New Plan will not be implemented unless this proposal is approved by stockholders. If this proposal is not approved by our stockholders, the VTS LTIP will remain in effect in its present form, and the Company will only be able to issue the remaining approved shares to eligible participants until the share reserve under the VTS LTIP is exhausted. If that occurs, we may be compelled to significantly increase the cash component of our employee and director compensation, which may not necessarily align employee and director compensation interests with the investment interests of our stockholders as effectively as the alignment provided by equity-based awards. Replacing equity awards with cash-based awards also would increase our cash compensation expense and use cash that could be better utilized if reinvested in our businesses or returned to our stockholders. Failure of our stockholders to approve this proposal will not affect the rights of existing award holders under the VTS LTIP or under any previously granted awards under the VTS LTIP.
Outstanding Awards
We have granted awards of restricted stock units and performance stock units pursuant to the VTS LTIP. As of the Record Date, there were 1,508,667 shares underlying unvested restricted stock unit awards outstanding and 198,850 shares underlying unvested performance stock unit awards outstanding (assuming performance at 100%). Other than the foregoing, no other awards under the VTS LTIP were outstanding as of the Record Date. The awards that are currently outstanding under the VTS LTIP are subject to time-based and performance-based vesting criteria, which may result in the vesting of some, none, or all of the outstanding awards.
Description of the New Plan
A copy of the New Plan is attached to this proxy statement as Appendix A and is incorporated herein by reference. The description below of the terms of the New Plan is a summary only and not intended to be a complete description of the New Plan. Please read the New Plan for more detailed information.

Plan Administration
Our Board administers the New Plan with respect to awards made to members of our Board who are not our employees. The Compensation Committee administers the New Plan with respect to awards made to our employees and consultants. The Compensation Committee may delegate to our Chief Executive Officer, our President or a Compensation Committee member, all or part of its authority and duties as to awards made to individuals who are not subject to Section 16 of the Exchange Act.
The plan administrator has the authority, among others, to select eligible persons to receive awards; determine the terms and conditions of, and all other matters relating to, awards; approve award agreements and the rules and regulations for the administration of the plan; construe and interpret the plan and award agreements; amend the terms of any award, including to accelerate vesting of any award; interpret, administer or reconcile inconsistencies in the plan; and make all other determinations as the plan administrator may deem necessary or advisable for the administration of the plan.
Eligibility
Any officer or employee of the Company or of any of its affiliates, and any other person who provides services to the Company or any of its affiliates, including consultants and non-employee directors of the Company, is eligible to participate in the New Plan.
As of the Record Date, approximately 62 individuals are eligible to participate in the New Plan, including 4 executive officers, 50 other employees, and 8 non-employee directors.
Shares Available for Issuance
The New Plan provides for 4,540,500 shares of common stock, in the aggregate, to be available for awards, which is an increase of 580,500 over the 3,960,000 shares of common stock previously reserved for issuance under the VTS LTIP. The shares of common stock subject to the New Plan are (i) authorized but unissued shares, (ii) shares held in the treasury of the Company, or (iii) certain previously issued shares reacquired by the Company, including shares purchased on the open market.
Pursuant to the New Plan, awards may be appropriately adjusted in the event of certain changes in capitalization of the Company, including stock dividends and splits, reclassifications, recapitalizations, reorganizations, mergers, consolidations, spin-offs, split-ups, certain distributions and other relevant changes.
Non-Employee Director Award Limitation
In each calendar year during any part of which the New Plan is in effect, a non-employee director may not be granted awards and receive cash compensation having an aggregate grant date fair value in excess of $750,000; provided that additional awards may be granted to such non-employee director in excess of such limit for any calendar year in which such non-employee director (i) first commences service on the Board, (ii) serves on a special committee of the Board, or (iii) serves as lead director or chairman of the Board.
Amendments and Termination
The plan administrator may at any time amend, alter, suspend, discontinue or terminate the New Plan or any award pursuant to the New Plan, except that any amendment or alteration to the New Plan, including any increase in any share limitation, is subject to the approval of the Company’s stockholders if such stockholder approval is required by applicable law or the rules of the NYSE; provided, that, the plan administrator cannot take any action that may materially and adversely affect the rights of any recipient of a previously granted and outstanding award without such award recipient’s prior consent.
Change in Control Provisions
Vesting of any award shall not occur solely upon the occurrence of a change in control of the Company, unless a successor to the Company fails to assume, substitute, or continue an award. In the event that a successor to the Company terminates the employment of a holder of an award following a change in control, such holder shall fully vest (with performance-based awards vesting at the greater of target or actual performance) in and, if applicable, have the right to exercise such award.
Share Counting
If any award granted under the New Plan is settled in cash, expires or is forfeited, exchanged, canceled, or otherwise terminated without the actual delivery of shares (awards of restricted stock will not be considered “delivered shares” for this purpose), the shares underlying such awards will again be available for awards. Notwithstanding the foregoing, (i) the number of shares tendered or withheld in payment of any exercise or purchase price of an option or SAR or taxes relating to any award, (ii) shares that were subject to an option or an SAR but were not issued or delivered as a result of the net settlement or net exercise of such option or SAR and (iii) shares repurchased on the open market with the proceeds of an option’s exercise price, will not, in each case, be available for awards.
Minimum Vesting Requirements
The New Plan requires that all awards granted after the Amendment Effective Date must have a minimum vesting period of no less than one year; provided that, with respect to awards made on or around the date of an annual stockholders meeting to non-employee directors, such one year vesting period shall be deemed satisfied if such awards vest on the earlier of the first anniversary of the date of grant or the first annual stockholders meeting following the date of grant (provided that such date is no less than fifty (50) weeks from the date of grant). Awards may vest on an accelerated basis under limited circumstances, including in the event of a participant’s death or disability or in the event of a termination of the participant’s employment or services in connection with a change in control (or in the event the awards are not assumed, replaced, or continued by the successor corporation to the Company). Notwithstanding the foregoing, up to 5% of the shares authorized under the New Plan may be granted without meeting the minimum vesting requirements.
New Plan Benefits
Grants of awards under the New Plan to eligible participants are subject to the discretion of the plan administrator. Therefore, it is not possible to determine the future benefits that will be received by the participants under the New Plan and a New Plan Benefits table is not provided.
Clawback
All awards granted pursuant to the New Plan are subject to any written clawback policies of the Company as currently in effect or that may be established from time to time.
Awards Under the New Plan
The plan administrator determines the type or types of awards that may be made under the New Plan. The types of awards that may be granted by the plan administrator under the New Plan include: stock options, stock appreciation rights, restricted stock, restricted stock units, stock awards, dividend equivalents, substitute awards, other stock-based awards, and cash awards.
Stock Option Awards.   The exercise price of an option will be fixed by the plan administrator but cannot be less than the fair market value of our common stock on the date of grant. The options will be subject to such terms, including the exercise price and the conditions and timing of vesting, exercise and expiration, as may be determined by the plan administrator. The maximum period in which an option may be exercised cannot exceed ten years from the date of grant. The option price may be paid in cash (or cash equivalent) or by such other method as the plan administrator may permit in its sole discretion, including by exchanging shares of our common stock valued at the fair market value at the time the option is exercised and by means of a “net exercise” procedure effected by withholding the minimum number of shares otherwise deliverable in respect of an option that are needed to pay the exercise price and all applicable required withholding taxes. Options granted under the New Plan may be either non-qualified options or incentive stock options.
Stock Appreciation Rights Awards.   SARs entitle the holder, upon exercise, to receive an amount equal to the appreciation of the shares subject to such award between the grant date and the exercise date. The exercise price of a SAR will be fixed by the plan administrator but cannot be less than the fair market value of our common stock on the date of grant. The maximum period in which a SAR may be exercised cannot exceed ten years from the date of grant. SARs may be granted as standalone awards or in connection with a stock option. SARs granted in connection with a stock option will be subject to the same terms and conditions as the underlying stock option, including with respect to exercisability. SARs may be settled in cash, shares of our common stock or a combination of the two, as determined by the plan administrator in its discretion.
Restricted Stock Awards.   Restricted stock awards are a grant of shares of our common stock, which may be forfeitable or restricted for a certain period of time. Holders of restricted stock awards will generally have all of the rights of a stockholder (including voting and dividend rights) prior to the time the shares of our common stock become non-forfeitable or transferable. The vesting of restricted stock awards may also be subject to the achievement of performance goals as determined by the plan administrator.
Restricted Stock Unit Awards.   Restricted stock unit awards are contractual promises to deliver shares of our common stock in the future, which may be forfeitable for a certain period of time. The vesting of restricted stock unit awards may also be subject to the achievement of performance goals as determined by the plan administrator. The restricted stock unit awards may receive dividend equivalents on the shares of our common stock, which may be paid in cash or shares that may be forfeited if the underlying restricted stock unit awards are forfeited. The restricted stock unit awards may be settled in cash, shares of our common stock or a combination of the two, as determined by the plan administrator in its discretion.
Performance Awards.   Performance awards include performance share awards and performance unit awards that are granted subject to vesting or payment, as applicable, based on the attainment of specified performance objectives prescribed by the plan administrator during a performance period. Once earned, a performance award may be settled in cash, shares of our common stock or a combination of the two, as determined by the plan administrator in its discretion. Performance share awards may receive dividend equivalents, however no such dividend equivalents may be paid before the underlying performance share awards are earned and vested.
Stock Awards.   The plan administrator is authorized to grant awards of our common stock to individuals as a bonus, as additional compensation, or in lieu of cash compensation any such individual is otherwise entitled to receive, in the amounts and subject to such other terms as the plan administrator determines to be appropriate.
Dividend Equivalents.   The plan administrator may grant dividend equivalents to individuals eligible to participate in the New Plan, entitling such individual to receive cash, shares of our common stock, other awards, or other property equal in value to dividends or other distributions paid with respect to a specified number of shares of our common stock. Dividend equivalents may be awarded on a free-standing basis or in connection with another award (other than a restricted stock award that provides for the payment of dividends or a stock award).
Other Stock-Based Awards.   The plan administrator is authorized to grant other stock-based awards in such amounts and subject to such terms and conditions as the plan administrator may determine.
Cash Awards.   The plan administrator is authorized to grant cash awards on a free-standing basis or in connection with any other award in the amount and terms as the plan administrator may determine.
Substitute Awards.   The plan administrator may grant awards in substitution or exchange for any other award granted under the New Plan or under any other of our plans or plans of our affiliates.
Certain Federal Tax Consequences
The following summary of the federal income tax consequences of awards under the New Plan is based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences. The tax consequences of individual awards may vary depending upon the particular circumstances applicable to any individual participant.
Nonqualified Stock Options
The grant of a nonqualified stock option under the New Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a nonqualified stock option, the participant will recognize ordinary compensation income equal to the excess of the fair market value of the shares of common stock at the time of exercise over the option exercise price. If the participant is an employee, this income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by the Internal Revenue Code of 1986, as amended (the “Code”), including Section 162(m) thereof. Any gain or loss on the participant’s subsequent disposition of the shares will be treated as long-term or short-term capital gain or loss, depending on the sales proceeds received and whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any subsequent capital gain.
Incentive Stock Options
The grant of an incentive stock option (or “ISO”) under the New Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the participant has held the shares. If the participant does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.
If the participant fails to satisfy either of the foregoing holding periods (referred to as a “disqualifying disposition”), he or she will recognize ordinary compensation income in the year of the disposition. The amount of ordinary compensation income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock at the time of exercise and the exercise price. Such amount is not subject to withholding for federal income and employment tax purposes, even if the participant is an employee of the Company. Any gain in excess of the amount taxed as ordinary income will generally be treated as a short-term capital gain. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary compensation income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof.
The “spread” under an ISO (i.e., the difference between the fair market value of the shares at exercise and the exercise price) is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the alternative minimum tax liability.
Restricted Stock
Restricted stock is generally taxable to the participant as ordinary compensation income on the date that the restrictions lapse (i.e. the date that the stock vests), in an amount equal to the excess of the fair market value of the shares on such date over the amount paid for such stock (if any). If the participant is an employee, this income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof. Any gain or loss on the participant’s subsequent disposition of the shares will be treated as long-term or short-term capital gain or loss depending on the sales price and how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any subsequent gain.
Participants receiving restricted stock awards may make an election under Section 83(b) of the Code (a “Section 83(b) Election”) to recognize as ordinary compensation income in the year that such restricted stock is granted in an amount equal to the excess of the fair market value on the date of the issuance of the stock over the amount paid for such stock. If the participant is an employee, this income is subject to withholding for federal income and employment tax purposes. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long-term or short-term capital gain or loss to the recipient. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the

Section 83(b) Election. The Section 83(b) Election must be made within 30 days from the time the restricted stock is issued. The Company is entitled to a deduction equal to the amount of income taken into account as a result of the Section 83(b) Election, subject to possible limitations imposed by the Code, including Section 162(m) thereof.
To the extent dividends are paid while the restrictions on the stock are in effect, any such dividends will be taxable to the participant as ordinary income (and will be treated as additional wages for federal income and employment tax withholding purposes, if the recipient is an employee) and will be deductible by the Company (subject to possible limitations imposed by the Code, including Section 162(m) thereof), unless the participant has made a Section 83(b) Election, in which case the dividends will generally be taxed at dividend rates and will not be deductible by the Company.
Other Awards
Other awards (such as RSUs and PSUs) are generally treated as ordinary compensation income as and when common stock or cash are paid to the participant upon vesting or settlement of such awards. If the participant is an employee, this income is subject to withholding for income and employment tax purposes. The Company is generally entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient, subject to possible limitations imposed by the Code, including Section 162(m) thereof.
Section 409A of the Internal Revenue Code
Section 409A of the Code provides certain requirements for the deferral and payment of deferred compensation arrangements. In the event that any award under the New Plan is deemed to be a deferred compensation arrangement, and if such arrangement does not comply with Section 409A of the Code, the recipient of such award will recognize ordinary income once such award is vested, as opposed to at the time or times set forth above. In addition, the amount taxable will be subject to an additional 20% federal income tax along with other potential taxes and penalties. It is intended, although not guaranteed, that all awards issued under the New Plan will either be exempt from or compliant with the requirements of Section 409A of the Code.
Reasonable Compensation
In order for the amounts described above to be deductible by the Company (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.
Golden Parachute Payments
The ability of the Company (or the ability of one of its subsidiaries) to obtain a deduction for future payments under the New Plan could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.
Section 162(m)
The ability of the Company (or the ability of one of its subsidiaries) to obtain a deduction for amounts paid under the New Plan could be limited by Section 162(m) of the Code. Section 162(m) of the Code limits the Company’s ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m) of the Code) in excess of $1,000,000.
Effective Date and Term
The VTS LTIP was originally adopted by the Board on January 13, 2023 (the “Effective Date”), and the New Plan was approved and adopted by the Board on March 10, 2025. No awards may be granted under the VTS LTIP on or after the tenth anniversary of the Effective Date.

Interested Parties
Because approval of the New Plan will increase the number of shares available for issuance to the directors and executive officers of the Company, each of those persons has an interest in and may benefit from the approval of the New Plan.
Registration with the SEC
Subject to the approval of the Company’s stockholders of this proposal, we intend to file with the SEC a registration statement on Form S-8 in order to register the new shares reserved for issuance pursuant to the New Plan, as amended.
Vote Required
Approval of this proposal requires the affirmative vote of the holders of a majority of the votes cast at the meeting by the holders of shares entitled to vote on the matter, voting as a single class. Neither abstentions nor broker non-votes are considered votes cast or will have an effect on the outcome of the vote.
Recommendation
The Board believes the approval of the New Plan as described above is in the best interests of the Company and our stockholders. For the reasons stated above, the stockholders are being asked to approve this proposal.
The Board unanimously recommends that stockholders vote “FOR” the approval of the New Plan (Proposal No. 3).

AUDIT COMMITTEE REPORT
Composition of the Audit Committee
The members of the Audit Committee are Randy I. Stein (Chairman), Linda L. Adamany, Daniel J. O’Leary and Cathleen M. Osborn. The Board has determined that all of the members of the Audit Committee are independent within the meaning of applicable SEC regulations and listing standards of the NYSE, and that Mr. Stein, the Chairman of the Audit Committee, and Ms. Adamany, are both “audit committee financial experts” within the meaning of SEC regulations. The Board has also determined that each member of the Audit Committee is financially literate within the meaning of the NYSE listing standards.
Primary Oversight Responsibilities
Our management is responsible for establishing a system of internal controls, assessing such controls and for preparing our consolidated financial statements in accordance with generally accepted accounting principles. Our independent registered public accounting firm is responsible for auditing our consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and issuing its report based on its audit.
Under the Audit Committee’s charter, the primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities as to, among other duties: (1) the integrity of the Company’s financial statements; (2) the Company’s compliance with legal and regulatory requirements, to the extent they may materially impact the Company’s financial statements, financial reporting processes, accounting policies or internal audit functions; (3) the Company’s compliance with the Company’s Corporate Code of Business Conduct and Ethics and Financial Code of Ethics; (4) qualifications, independence and performance of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report on the Company’s financial statements; (5) audit of the Company’s financial statements performed by the independent registered public accounting firm; and (6) effectiveness and performance of the Company’s internal audit function.
Oversight of Independent Auditors
In connection with the evaluation, appointment and retention of the independent registered public accounting firm, each year the Audit Committee reviews and evaluates the qualifications, performance and independence of the independent registered public accounting firm and lead partner, including taking into account the opinion of management. In doing so, the Audit Committee considers a number of factors, including, but not limited to: quality of services provided; technical expertise and knowledge of the industry; effective communication; objectivity; independence; and the potential impact of changing independent registered public accounting firm. Based on this evaluation, the Audit Committee has retained Deloitte as our independent registered public accounting firm for 2025.
The Audit Committee and Board believe that it is in the best interests of the Company and its stockholders to continue retention of Deloitte to serve as our independent registered public accounting firm. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, the Audit Committee will continue to recommend that the Board request the stockholders, at the Annual Meeting, to ratify the appointment of the independent registered public accounting firm.
Further, the Audit Committee reviews in advance and pre-approves, explicitly, audit and permissible non-audit services provided to us by our independent registered public accounting firm. The Audit Committee is also directly responsible for reviewing with the independent registered public accounting firm the plans and scope of the audit engagement and providing an open venue of communication between our management, the internal audit function, ethics and compliance function, the independent registered public accounting firm and the Board. The Audit Committee has discussed with management and Deloitte such other matters and received such assurances from them as the Audit Committee deemed appropriate.
2024 Audited Financial Statements
In connection with the preparation of the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024:

•
The Audit Committee reviewed and discussed the audited financial statements and associated audit with the independent registered public accounting firm and management;

•
The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301 “Communications with Audit Committees” as adopted by the PCAOB. In general, these auditing standards require the independent registered public accounting firm to communicate to the Audit Committee certain matters that are incidental to the audit, such as any initiation of, or changes to, significant accounting policies, management judgments, accounting estimates and audit adjustments; disagreements with management; the independent registered public accounting firm’s judgment about the quality of our accounting principles; significant audit risks identified and any changes from planned audit strategy; the use of specialists on the audit team; and issues for which the independent registered public accounting firm have consulted outside the engagement team; and

•
The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communication with the Audit Committee concerning independence, and has discussed the independent registered public accounting firm’s independence with the independent registered public accounting firm. The Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to us was compatible with maintaining their independence.

Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2024 be included in our Annual Report on Form 10-K filed with the SEC.
Audit Committee of the Board of Directors
Randy I. Stein (Chairman)
Linda L. Adamany
Daniel J. O’Leary
Cathleen M. Osborn

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Executive Compensation
The following discussion relates to the compensation of our principal executive officer and our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at the end of the last completed fiscal year, as determined under the rules of the SEC, based on compensation paid to or earned by such individuals for the fiscal years ended December 31, 2024, and December 31, 2023. We are an “emerging growth company,” as such term is defined in the Jumpstart Our Business Startups Act. As an emerging growth company, we have opted to comply with the executive compensation disclosure rules in Item 402 (l)-(r) of Regulation S-K applicable to “smaller reporting companies” (as such term is defined in Item 10(f) of Regulation S-K), which allow reduced disclosures for the compensation provided to our executive officers. The following sections provide compensation information pursuant to the scaled disclosure rules applicable to emerging growth companies under the rules of the SEC, including reduced narrative and tabular disclosure obligations regarding executive compensation.
These executive officers, whom we refer to as our “Named Executive Officers,” or our “NEOs” are:
•
Robert W. Gerrity, who serves as our Chairman and Chief Executive Officer;

•
Brian J. Cree, who serves as our President; and

•
James P. Henderson, who serves as our Chief Financial Officer.

Summary Compensation Table
The table below summarizes the total compensation earned by each of the Named Executive Officers for the fiscal years ended December 31, 2024 and December 31, 2023.
NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY ($)	STOCK AWARDS ($)(1)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(2)	ALL OTHER COMPENSATION ($)(3)	TOTAL ($)
Robert W. Gerrity, Chief Executive Officer	2024	570,000	2,072,950	675,029	—	3,317,979
	2023	547,917	23,760,000	844,525	—	25,152,442
Brian J. Cree, President	2024	440,000	984,669	442,914	26,550	1,894,133
	2023	423,958	10,454,400	554,699	25,250	11,458,307
James P. Henderson, Chief Financial Officer	2024	400,000	725,528	355,279	17,000	1,497,807
	2023(4)	116,667	4,231,800	134,356	5,833	4,488,656

(1)
Represents the grant date fair value of restricted stock unit awards and performance stock unit awards that were granted in the year indicated. The grant date fair value of the performance stock unit awards are shown in the table above based on the probable outcome of the performance conditions as of the date of grant, which was target. If the maximum amount, rather than the probable amount, were reported in the table with respect to the performance stock awards, the values would be as follows for each NEO: Mr. Gerrity, $2,512,174, Mr. Cree, $1,193,308; and Mr. Henderson, $879,259. The assumptions used in the valuation of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 grant date fair value of these awards are set forth in Note 12 to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 11, 2025.

(2)
For 2024, represents the amounts paid in 2025 pursuant to fiscal 2024 awards under our Short-Term Incentive Plan.

(3)
“All Other Compensation” for Messrs. Cree and Henderson for fiscal year 2024 includes matching contributions under our 401(k) plan and, in Mr. Cree’s case, contributions made on behalf of the executive to a Health Savings Account.

(4)
Amounts reported for Mr. Henderson in this row reflect the prorated compensation he earned during 2023 based on his partial year of service with the Company, which began on September 1, 2023.

Narrative to the Summary Compensation Table
This discussion relates to the compensation paid to or earned by the NEOs in fiscal year 2024.
2024 Long Term Equity Incentive Awards
In connection with the Spin-Off, we also adopted the VTS LTIP pursuant to which the Board or the Compensation Committee may currently issue up to 3,960,000 shares of our common stock pursuant to the grant of nonstatutory stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, stock awards, dividend equivalents, other stock-based awards, cash awards, substitute awards, or any combination of the foregoing. We do not grant equity awards, including options, in anticipation of the release of material non-public information, and the release of material non-public information is not timed on the basis of option or other equity grant dates. We have not historically awarded any options to our NEOs and did not do so during the last completed fiscal year ended December 31, 2024.
On February 23, 2024, Messrs. Gerrity, Cree, and Henderson each received an award of time-vested restricted stock units of 38,029, 18,064, and 13,310 shares of Vitesse common stock, respectively. The restricted stock unit awards were granted pursuant to the Form of RSU Award Agreement (Executive — Three-Year Vesting), which provides that such restricted stock units will vest in three equal annual installments, subject to continued employment through such dates. See the section below entitled “Potential Payments Upon Termination” for a description of the accelerated vesting provisions applicable to these awards.
On February 23, 2024, Messrs. Gerrity, Cree, and Henderson also received awards of PSUs in the target amounts of 57,043, 27,096, and 19,965, respectively. The performance stock unit award agreements provide that the performance stock units will vest on December 31, 2026, subject to the NEOs’ continued employment through such date and subject to the satisfaction of the performance conditions contained in the award. Pursuant to the award agreements, a number of PSUs between 0% – 200% may be earned based on the Company’s relative total stockholder return rank among a group of peer companies over the performance period. See the section below entitled “Potential Payments Upon Termination” for a description of the accelerated vesting provisions applicable to these awards.
2024 Short-Term Incentive Plan Awards
In 2023, based on the analysis provided by the Compensation Consultant, the Company adopted a Short-Term Incentive Plan (the “STIP”) that is based two-thirds on the quantitative Company performance metrics specified below and one-third on an individual’s performance for the year. For the 2024 STIP awards, award targets were set as a percentage of each current NEOs’ base salary, with threshold and maximum opportunities available depending upon individual performance and Company performance as compared against the pre-established performance criteria. The performance period for the 2024 STIP awards was from January 1, 2024, through December 31, 2024. Target 2024 STIP awards for the Company’s current NEOs were set as follows:
NAME	TARGET PERCENTAGE OF SALARY
Robert W. Gerrity	100%
Brian J. Cree	85%
James P. Henderson	75%
Under the STIP, threshold performance against the Company performance metrics results in payouts equal to 50% of target, while maximum performance (outperform) will result in payouts capped in the aggregate at 200% of target, with payouts between such benchmark levels generally distributed on a straight-line basis. Performance below the threshold level will result in no payouts. The quantitative performance metrics for the 2024 STIP awards (and respective weightings for each metric expressed as a percentage of the two-thirds) were as follows:

PERFORMANCE METRIC	METRIC WEIGHT %
Annual Dividend	35%
Net Debt/Adjusted EBITDA	35%
Operating Performance	30%
The Operating Performance metric category was further divided by the following metrics:
OPERATING PERFORMANCE METRIC	METRIC WEIGHT %
Annual Production	7.5%
Capital Expenditures	7.5%
Oil as a Percentage of Production	7.5%
Adjusted EBITDA	2.5%
Hedging	2.5%
Total Stockholder Return	2.5%
The Compensation Committee determined that the Company performance metrics were achieved at 128% of target and that each NEO performed at 100% of target resulting in the 2024 STIP awards set forth in the “Non-Equity Incentive Plan Compensation” column to the Summary Compensation Table above.
Outstanding Equity Awards at Fiscal Year-End
The following table discloses the number and value of restricted stock units granted under the Vitesse Energy, Inc. Long-Term Incentive Plan to our NEOs as of December 31, 2024.
	STOCK AWARDS
NAME	GRANT DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(5)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OR UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(1)
Robert W. Gerrity	01/13/2023	1,000,000(2)	25,000,000	—	—
	01/13/2023	100,000(3)	2,500,000	—	—
	02/23/2024	38,029(4)	950,725	—	—
	02/23/2024	—	—	57,043	1,426,075
Brian J. Cree	01/13/2023	242,000(2)	6,050,000	—	—
	01/13/2023	242,000(3)	6,050,000	—	—
	02/23/2024	18,064(4)	451,600	—	—
	02/23/2024	—	—	27,096	677,400
James P. Henderson	09/01/2023	120,000(6)	3,000,000	—	—
	02/23/2024	13,310(4)	332,750	—	—
	02/23/2024	—	—	19,965	499,125

(1)
The market value of these shares is based on the closing price of the Company’s common stock on December 31, 2024 ($25.00), the last trading day of the fiscal year.

(2)
Represents restricted stock units that have the Retirement Vesting Provisions (as defined below) that vest over three years in equal annual installments, one-third of which vested on January 13, 2024, with the remainder to vest on January 13, 2025, and January 13, 2026.

(3)
Represents restricted stock units that vest over three years in equal annual installments, one-third of which vested on January 13, 2024, with the remainder to vest on January 13, 2025, and January 13, 2026.

(4)
Represents restricted stock units that vest over three years in equal annual installments on February 23, 2025, February 23, 2026, and February 23, 2027.

(5)
Represents the target number of performance stock units, which vest on December 31, 2026, so long as the NEO remains continuously employed by us from the grant date through the vesting date and if the applicable performance conditions are met.

(6)
Represents restricted stock units that vest over three years in equal annual installments, one-third of which vested on September 1, 2024, with the remainder to vest on September 1, 2025 and September 1, 2026.

Potential Payments Upon Termination
Separation Benefits in the Outstanding Equity Awards
Of Messrs. Gerrity’s and Cree’s outstanding restricted stock units, 1,000,000 and 242,000, respectively, were granted pursuant to the Form of RSU Award Agreement (Executive — Retirement), which provides that if either of Messrs. Gerrity or Cree voluntarily resigns (due to being retirement eligible), is terminated without cause, resigns for good reason, dies or is terminated due to disability, prior to a change in control or after the two-year anniversary of the change in control, subject to the execution and non-revocation of a general release and continued compliance with certain restrictive covenants in the award agreement, including non-competition and non-solicitation restrictions, through the six-month period following settlement of the final tranche of the RSUs, the restricted stock units will be settled in accordance with their original vesting schedule notwithstanding the termination of employment. If Messrs. Gerrity or Cree voluntarily resigns (due to being retirement eligible), is terminated without cause, resigns for good reason, dies, or is terminated due to disability during the two-year period beginning on a change in control and ending on the two-year anniversary of the change in control, the RSUs shall remain outstanding and, subject to the NEO’s continued compliance with the restrictive covenants in the award agreement through the six-month period after settlement of the final tranche of RSUs, shall become vested in accordance with their original vesting schedule, notwithstanding the termination of employment without the requirement to execute a release. In the event of the NEO’s non-compliance with the restrictive covenants during the six-month period following the settlement of the final tranche of RSUs, the Company has the right to require repayment of any gain realized or payment received in connection with such settlement. The vesting provisions contained in this paragraph shall be referred to herein as the “Retirement Vesting Provisions.”
The remaining outstanding restricted stock unit awards held by Messrs. Gerrity and Cree, and all of the restricted stock unit awards granted to Mr. Henderson were granted pursuant to the Form of RSU Award Agreement (Executive — Three-Year Vesting), which provides that if the grantee is terminated without cause, resigns for good reason, dies or is terminated due to disability (each a “Qualifying Termination”) during the two-year period beginning on a change in control and ending on the two-year anniversary of the change in control, the restricted stock units will vest and be settled in connection with such termination without the requirement to execute a release. If Messrs. Gerrity, Cree or Henderson experiences Qualifying Termination prior to a change in control or after the two-year anniversary of the change of control, subject to the execution and non-revocation of a general release and continued compliance with certain restrictive covenants in the award agreement, including non-competition and non-solicitation restrictions, the restricted stock units will vest and be settled upon such release becoming irrevocable (which, for the avoidance of doubt, shall not exceed sixty (60) days following the Qualifying Termination). In the event of the NEO’s non-compliance with the restrictive covenants during the six-month period following the settlement of the RSUs, the Company has the right to require repayment of any gain realized or payment received in connection with such settlement.
Separation Benefits in the PSU Agreements
In accordance with the performance stock unit awards granted to Messrs. Gerrity, Cree and Henderson, upon a Qualifying Termination, the target number of PSUs granted pursuant to the respective award shall immediately vest in full. Upon the consummation of a change of control, the performance period of the award shall be deemed to have ended, and the PSUs shall immediately become fully vested at the greater of either (i) the target number of PSUs or (ii) the amount of PSUs that would have vested based on the actual performance of the Company prior to the change in control.
Clawback Policy
We adopted the Vitesse Energy, Inc. Incentive-Based Compensation Recoupment Policy (the “Clawback Policy”) effective as of October 31, 2023. In the event that we are required to prepare a financial restatement, the Board shall recoup all incentive-based compensation calculated on a pre-tax basis received after October 2, 2023, by a person (i) after beginning service as an executive officer, (ii) who served as an executive officer at any time during the performance period for that incentive-based compensation, (iii) while the Company had a class of securities listed on a national securities exchange or national securities association, and (iv) during the applicable period, that exceeded the amount of incentive-based compensation that otherwise would have been received had the amount been determined based on the Financial Reporting Measures (as defined in the Clawback Policy), as reflected in the restatement.
Director Compensation
Our Board adopted a director compensation policy following the Spin-Off, pursuant to which each director who is not an employee of the Company will generally receive an annual cash retainer of $125,000 and an annual equity grant equal to approximately $125,000 in the form of restricted stock units that vest approximately one-year after grant on the day immediately prior to the date of our annual meeting, subject to the non-employee director’s continued service through such date. The Lead Independent Director receives an additional cash retainer of $25,000.
The table below summarizes the compensation paid to each director who was not an employee of the Company for the year ended December 31, 2024.
NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(1)	TOTAL COMPENSATION ($)
Linda L. Adamany	125,000	123,014	248,014
Brian P. Friedman	125,000	123,014	248,014
Daniel J. O’Leary	150,000	123,014	273,014
Cathleen M. Osborn	125,000	123,014	248,014
Randy I. Stein	125,000	123,014	248,014
Joseph S. Steinberg	125,000	123,014	248,014

(1)
Represents the grant date fair value of restricted stock unit awards. Each non-employee director was granted a total of 5,504 restricted stock units on May 2, 2024, which represented an annual grant of restricted stock units approximately equal to $125,000 based on the ten (10) day average closing price of the Company’s common stock immediately preceding the date of grant. As of December 31, 2024, Ms. Adamany held 5,504 unvested restricted stock units, as well as 233 unvested restricted stock awards under the Transitional Plan (as defined below); Mr. Friedman held 5,504 unvested restricted stock units, as well as 152,686 unvested restricted stock units under the Transitional Plan and 228,933 shares underlying exercisable options under the Transitional Plan; and, each of the other non-employee directors reflected in the table above held 5,504 unvested restricted stock units.

Equity Compensation Plan Information
The following table sets forth information with respect to the securities that may be issued under our equity incentive plans as of December 31, 2024.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a) (#)	Weighted-average exercise price of outstanding options, warrants, and rights (b)($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c) (#)
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders	—	—	—
VTS LTIP(1)	2,554,780	—(3)	503,222
Transitional Plan(2)	999,768	8.973(4)	0
Total	3,554,548	—	503,222

(1)
Reflects securities that may be issued under the VTS LTIP, including with respect to outstanding restricted stock unit and performance stock unit awards. Performance stock unit awards are presented at 100% of target.

(2)
Reflects securities that may be issued under the Vitesse Energy, Inc. Transitional Equity Award Adjustment Plan (the “Transitional Plan”), including with respect to stock option, restricted stock unit, and performance stock unit awards; however, the Transitional Plan was only utilized to provide for the treatment of outstanding Jefferies compensatory equity awards in connection with the Spin-Off and no grants have been or will be made pursuant to the Transitional Plan post-Spin-Off.

(3)
None of the outstanding awards granted under the VTS LTIP have an exercise price.

(4)
The weighted average exercise price is calculated based solely on the outstanding stock option awards. It does not take into account shares issuable upon vesting of outstanding restricted stock unit or performance stock unit awards, which have no exercise price.

Vitesse Energy, Inc. Long-Term Incentive Plan
Our Board approved a long-term incentive plan, the VTS LTIP, that became effective in 2023. For more information regarding the VTS LTIP, please see Proposal No. 3 above. Pursuant to the VTS LTIP, the Board may determine the type of awards that may be made including: stock options, stock appreciation rights, restricted stock, restricted stock units, stock awards, dividend equivalents, substitute awards, other stock-based awards and cash awards. The VTS LTIP has a term of ten years. Our Board may amend the plan or terminate it at any time, subject to stockholder approval of any amendment to materially increase the aggregate number of shares of common stock that may be issued or delivered under the plan; provided, that, the Board may not materially affect the rights of any participant without their prior written approval.
Compensation Committee Interlocks and Insider Participation
None of our executive officers serve on the board of directors or compensation committee of a company that has an executive officer that serves on our Board or Compensation Committee. No member of our Board is an executive officer of a company in which one of our executive officers serves as a member of the board of directors or compensation committee of that company.
SHARE OWNERSHIP INFORMATION FOR DIRECTORS AND OFFICERS
The following table shows the number of shares of Vitesse common stock beneficially owned by our current directors, named executive officers and directors and executive officers as a group as of the Record Date. Except as otherwise noted in the footnotes below, (i) each person identified in the table below has sole voting and investment power with respect to the securities such person holds and (ii) the address of each director and executive officer shown in the table below is c/o Vitesse Energy, Inc., 5619 DTC Parkway, Suite 700 Greenwood Village, CO 80111.

DIRECTORS AND EXECUTIVE OFFICERS	COMMON STOCK(1)	PERCENT OF CLASS
Linda L. Adamany	21,370	*%
M. Bruce Chernoff(2)	1,703,322	4.42%
Brian J. Cree	290,806	*%
Brian P. Friedman(3)	1,255,153	3.23%
Robert W. Gerrity(4)	817,173	2.12%
James P. Henderson	51,932	*%
Cathleen M. Osborn	13,837	*%
Daniel O’Leary	17,837	*%
Gary D. Reaves	—	—
Randy I. Stein	13,837	*%
Joseph S. Steinberg(5)	2,863,591	7.42%
All directors and executive officers as a group (12 persons)	7,048,858	18.15%

*
Less than 1% of the total shares of Vitesse common stock on the Record Date.

(1)
Beneficial ownership totals do not include shares underlying time-vested restricted stock units or restricted stock awards that will not vest within 60 days after the Record Date.

(2)
Mr. Chernoff’s beneficial ownership includes (i) 2,523 shares held directly, (ii) 1,487,944 shares held by Hawthorne Energy Ltd., of which Mr. Chernoff is a significant shareholder, (iii) 211,686 shares held by Kai Commercial Trust of which Mr. Chernoff is the majority unitholder, (iv) 409 shares held by Alpine Capital Corp., of which Mr. Chernoff is a significant shareholder, and (v) 760 restricted stock units. Mr. Chernoff disclaims beneficial ownership of the shares held by Hawthorne Energy Ltd., Kai Commercial Trust and Alpine Capital Corp. except to the extent of his pecuniary interest therein.

(3)
Mr. Friedman’s beneficial ownership includes (i) 228,933 shares underlying exercisable options; (ii) 4,365 shares held by the trustees of the Jefferies profit-sharing plan and employee stock ownership plan, as to which Mr. Friedman has shared voting power, but no investment power; (iii) 261,300 shares held directly; and (iv) 760,555 shares held by family limited partnerships, LLCs or trusts.

(4)
Mr. Gerrity’s beneficial ownership includes 495,311 shares held directly by the Gerrity Family Trust of which Mr. Gerrity is a trustee.

(5)
Mr. Steinberg’s beneficial ownership includes (i) 2,851,002 shares over which Mr. Steinberg has sole voting and sole dispositive power, consisting of (a) 500,884 shares held directly, (b) 2,148,024 shares held by corporations wholly owned by Mr. Steinberg, family trusts or corporations wholly owned by family trusts, and (c) 202,094 shares held in a charitable trust and (ii) 12,589 shares held by Mr. Steinberg’s spouse over which Mr. Steinberg may be deemed to have shared voting and shared dispositive power.

CERTAIN BENEFICIAL OWNERS
The following table shows all holders known to Vitesse that are beneficial owners of more than five percent of the outstanding shares of Vitesse common stock as of March 12, 2025 not otherwise disclosed in the table in section “Share Ownership Information for Directors and Officers.”
NAME OF BENEFICIAL OWNER	COMMON STOCK	PERCENT OF CLASS
BlackRock, Inc.	1,843,691(1)	4.78%
FR XIII PetroShale Holdings L.P.	2,911,384(2)	7.55%
The Vanguard Group	2,440,370(3)	6.33%

(1)
BlackRock, Inc.’s address is 50 Hudson Yards New York, NY 10001. The number of shares indicated and the information above is based on information reported to the SEC in Schedule 13G filed by BlackRock, Inc. on January 29, 2024, reporting ownership of our common stock as of December 31, 2023. Amount reported represents shares of our common stock directly or indirectly held by BlackRock, Inc. BlackRock, Inc. has sole voting power with respect to 1,773,022 shares of common stock and sole dispositive power with respect to 1,843,691 shares of common stock. BlackRock, Inc. is deemed to be the beneficial owner of 1,843,691 shares of common stock.
(2)
FR XIII PetroShale Holdings L.P.’s address is 5847 San Felipe St., Suite 3100, Houston, Texas 77057. Amount reported in the table above represents shares of our common stock directly held by FR XIII PetroShale Holdings L.P. FR XIII PetroShale Holdings GP, LLC is the general partner of FR XIII Petroshale Holdings L.P. FR XIII Charlie AIV, L.P. is the sole member of FR XIII PetroShale Holdings GP, LLC. First Reserve GP XIII, L.P. is the general partner of FR XIII Charlie AIV, L.P. First Reserve GP XIII Limited is the general partner of First Reserve GP XIII, L.P. The First Reserve entities described herein have shared voting and dispositive power of 2,911,384 shares of common stock.

(3)
The Vanguard Group’s address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The number of shares indicated and the information above is based on information reported to the SEC in Schedule 13G filed by The Vanguard Group on February 13, 2024, reporting ownership of our common stock as of December 31, 2023. Amount reported represents shares of our common stock directly or indirectly held by The Vanguard Group. The Vanguard Group has shared voting power of 15,670 shares of common stock, sole dispositive power of 2,403,047 shares of common stock and shared dispositive power of 37,323 shares of common stock. The Vanguard Group is deemed to be the beneficial owner of 2,440,370 shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Tax Matters Agreement
We entered into a Tax Matters Agreement with Jefferies on January 13, 2023 (the “Tax Matters Agreement”) that governs the respective rights, responsibilities and obligations of Jefferies and us after the Spin-Off with respect to all tax matters, including taxes arising in the ordinary course of business, and taxes, if any, incurred as a result of any failure of the Spin-Off (or certain related transactions) to qualify as tax-free for U.S. federal income tax purposes. The Tax Matters Agreement also sets forth the respective obligations of the parties with respect to the filing of tax returns, the administration of tax contests and assistance and cooperation on tax matters.
In general, the Tax Matters Agreement governs the rights and obligations that we and Jefferies have after the Spin-Off with respect to taxes. Under the Tax Matters Agreement, Jefferies is generally responsible for income taxes attributable to the portion of items of income, gain, loss, deduction and credit of Vitesse Energy and Vitesse Oil allocated by Vitesse Energy and Vitesse Oil to Jefferies (directly or through other entities) that are reported on partnership tax returns of Vitesse Energy or Vitesse Oil for tax periods ending on or before the Spin-Off. We are generally responsible for any such income taxes to the extent that such taxes arise on audit following the Spin-Off, for any income taxes attributable to tax items not reported on partnership tax returns for tax periods ending on or before the Spin-Off, and for all non-income taxes attributable to our business.
The Tax Matters Agreement further provides that:
•
without duplication of our payment obligations described above, we will generally indemnify Jefferies against (i) taxes allocated to us under the Tax Matters Agreement (as described above) and (ii) any liability or damage resulting from a breach by us or any of our affiliates of a covenant or representation made in the Tax Matters Agreement; and

•
Jefferies will indemnify us against taxes for which Jefferies is responsible under the Tax Matters Agreement (as described above).

In addition to the indemnification obligations described above, the indemnifying party will generally be required to indemnify the indemnified party against any interest, penalties, additions to tax, losses, assessments, settlements or judgments arising out of or incident to the event giving rise to the indemnification obligation, along with costs incurred in any related contest or proceeding. Indemnification obligations of the parties under the Tax Matters Agreement are not subject to any cap.
Further, the Tax Matters Agreement generally prohibits us and our affiliates from taking certain actions that could cause the Spin-Off or other related transactions to fail to qualify for their intended tax treatment.

We may not take any action that could reasonably be expected to cause the Spin-Off, together with certain related transactions, to fail to qualify as tax-free transactions under Section 368(a)(I)(D) and Section 355 of the Code.
In the event that the Spin-Off, together with certain related transactions, fails to qualify for the intended tax treatment, in whole or in part, and Jefferies is subject to tax as a result of such failure, the Tax Matters Agreement will determine whether Jefferies must be indemnified for any such tax by us. As a general matter, under the terms of the Tax Matters Agreement, we are required to indemnify Jefferies for any tax-related losses in connection with the Distribution and certain related transactions, due to any action by us or any of our subsidiaries. Therefore, in the event that the Distribution, together with certain related transactions, fail to qualify for their intended tax treatment due to any action by us or any of our subsidiaries, we will generally be required to indemnify Jefferies for the resulting taxes.
This summary does not purport to be complete and you are encouraged to read the Tax Matters Agreement, which is filed as an exhibit to our Annual Report on Form 10-K, for greater detail with respect to these provisions.
Transactions and Relationships with Related Persons
Vitesse engaged Jefferies LLC, an affiliate of Jefferies, as a financial advisor with respect to the Lucero Acquisition. Jefferies LLC provided Vitesse with financial and/or capital markets advice and assistance in connection with the Lucero Acquisition, in exchange for a fee of $2.5 million, an additional fee of up to $1 million, payable at the sole option and discretion of Vitesse, and reimbursement of the reasonable out-of-pocket expenses, including the reasonable fees and expenses of the outside counsel of Jefferies LLC, ancillary expenses and the fees and expenses of any other independent experts retained by Jefferies LLC with Vitesse’s consent. Vitesse agreed to indemnify Jefferies LLC and its affiliates and representatives against certain liabilities arising out of or in connection with Jefferies LLC’s services, or to contribute to payments such persons may be required to make in respect thereof.
On July 1, 2016, Vitesse Management entered into a services agreement with JETX Energy, LLC (“JETX”), an indirect majority owned subsidiary of Jefferies. Pursuant to this services agreement, Vitesse Management agreed to provide JETX certain administrative services and supervise, administer and manage the business affairs and operations of JETX and its subsidiaries for a service provider fee of $225,000 per month. The term of this services agreement extends for an unlimited amount of time but is subject to termination by either Vitesse Management or JETX upon providing written consent or certain final exit events specified therein. During the year ended December 31, 2024, Vitesse received service provider fees of $2.7 million pursuant to the services agreement.
Adam Cree, the son of Mr. Cree, our President, is a non-executive employee of the Company. For the year ended December 31, 2024, Adam Cree earned $285,000 in his capacity as a non-executive employee of the Company and received 6,000 restricted stock units pursuant to the Form of RSU Award Agreement (Employee — Three-Year Vesting).
Dane Roybal, the stepson of Mr. Gerrity, our Chief Executive Officer, is a non-executive employee of the Company. For the year ended December 31, 2024, Mr. Roybal earned $300,000 in his capacity as a non-executive employee of the Company and received 6,000 restricted stock units pursuant to the Form of RSU Award Agreement (Employee — Three-Year Vesting).
Policy and Procedures Governing Related Person Transactions
Our Board adopted a written policy regarding the review, approval and ratification of transactions with “related persons” (as defined below), as set forth in our Audit Committee Charter and the Code of Business Conduct and Ethics.
This policy provides that our Audit Committee review each of Vitesse’s transactions in which any “related person” had, has or will have a direct or indirect material interest (a “Related Party Transaction”). In general, “related persons” are our directors, director nominees, executive officers and stockholders beneficially owning more than 5% of our outstanding common stock and immediate family members or certain affiliated entities of any of the foregoing persons. Pursuant to our policy, our Audit Committee will, in its judgment, consider the relevant facts and circumstances of any Related Party Transaction and either approve or disapprove entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a Related Party Transaction, our Audit Committee will take into account, among other factors, the following: (1) whether the Related Party Transaction is material or significant to us and the “related person,” and (2) whether the Related Party Transaction is comparable to a transaction that could be available to the Company on an arms-length basis. We expect that our Audit Committee will approve or ratify only those transactions that are fair and reasonable to Vitesse and in Vitesse and its stockholders’ best interests. Compensation arrangements are approved by the Compensation Committee or the Board and disclosed to the extent required.
Anything that could present a conflict of interest for a director may also present a conflict of interest if it is related to a member of his or her immediate family. Because potential conflicts of interest may not always be clear cut, directors, individuals subject to Section 16 of the Exchange Act and executive officers will be expected to disclose any material transaction or relationship that involves, or may involve, a conflict of interest or potential conflict of interest with Vitesse promptly to senior management, who will review the proposed transaction and determine whether it could be a related party transaction, in which case senior management will report such transaction to Vitesse’s Audit Committee for review.
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
To permit the Company and its stockholders to address stockholder proposals and stockholder director nominations in an informed and orderly manner, SEC rules and the Bylaws establish advance notice procedures with regard to:
•
stockholder proposals to be included in the Company’s proxy statements;

•
stockholder nominations of directors and other proposals to be presented at an annual meeting of stockholders but not included in the Company’s proxy statements;

•
stockholder nominations of directors to be included in the Company’s proxy statements (also known as proxy access); and

•
stockholder proxy solicitations for stockholder director nominees (also known as universal proxy).

Stockholder proposals intended to be included in the proxy materials for the 2026 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must be received by the Secretary of the Company no later than November 18, 2025, or otherwise as permitted by applicable law. The form and substance of these proposals must satisfy the requirements established by the Bylaws and the SEC.
Notice of stockholder proposals and stockholder director nominations to be considered at next year’s meeting, but not included in the proxy statement, must be in compliance with the notice procedures and informational requirements set forth in the Bylaws. These notices must be received by the Secretary at the principal executive offices of the Company. To be timely, notice of such proposals and nominations must be submitted not less than 120 calendar days (November 18, 2025) nor more than 150 calendar days (October 19, 2025) prior to the anniversary of the Company’s proxy statement in connection with the preceding year’s annual meeting.
The Bylaws provide for proxy access whereby a stockholder (or a group of up to 20 stockholders) who has held at least 3% of our stock for three years or more may nominate up to the greater of two individuals or 20% of the Board and have the nominee(s) included in our proxy statement, provided that the stockholder and nominee(s) satisfy the requirements set forth in the Bylaws. Any stockholder who intends to use these procedures to nominate a candidate for election to the Board for inclusion in our 2026 proxy statement must satisfy the requirements set forth in the Bylaws and must provide notice to the Secretary at the principal executive offices of the Company not less than 120 calendar days (November 18, 2025) nor more than 150 calendar days (October 19, 2025) prior to the first anniversary of the Company’s proxy statement in connection with the preceding year’s annual meeting.
Any stockholder who intends to solicit proxies in support of any director nominees must comply with the content requirements of SEC Rule 14a-19 (the SEC’s universal proxy rule) at the time it complies with the earlier deadlines in the advance notice provisions of the Bylaws. Thus, if a stockholder intends to solicit proxies in support of any director nominees submitted under the advance notice provisions of the Bylaws for the Company’s 2026 Annual Meeting, then such stockholder must also provide proper written notice that sets forth all the information required by SEC Rule 14a-19 to the Secretary of the Company at the principal office of the Company not less than 120 calendar days (November 18, 2025) nor more than 150 calendar days (October 19, 2025) prior to the anniversary of the Company’s proxy statement in connection with the preceding year’s annual meeting.
HOUSEHOLDING
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for the proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of the proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” is intended to provide extra convenience for stockholders and cost savings to the companies.
A number of brokers with account holders who are stockholders may be “householding” our proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise, or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of materials, please notify your broker or the Company at Vitesse Energy, Inc., Attn: Secretary, 5619 DTC Parkway, Suite 700 Greenwood Village, CO 80111, call (720) 361-2500 or email legal@vitesse-vts.com, and the Company will promptly deliver such additional materials to you. Stockholders who have multiple accounts in their names or who share an address with other stockholders can request “householding” and authorize their broker to discontinue mailings of multiple annual reports and proxy statements by contacting their broker or the Company at Vitesse Energy, Inc., Attn: Secretary, 5619 DTC Parkway, Suite 700 Greenwood Village, CO 80111, call (720) 361-2500 or email legal@vitesse-vts.com.

APPENDIX A
VITESSE ENERGY, INC. LONG TERM INCENTIVE PLAN (AMENDED AND RESTATED)
VITESSE ENERGY, INC.
LONG TERM INCENTIVE PLAN
(amended and restated as of [•], 2025)
1.   Purpose.   The purpose of the Vitesse Energy, Inc. Long Term Incentive Plan (the “Plan”) is to provide a means through which (a) Vitesse Energy, Inc., a Delaware corporation (the “Company”), and its Affiliates may attract, retain and motivate qualified persons as employees, directors and consultants, thereby enhancing the profitable growth of the Company and its Affiliates and (b) persons upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the welfare of the Company and its Affiliates are of importance, can acquire and maintain stock ownership or awards the value of which is tied to the performance of the Company, thereby strengthening their concern for the welfare of the Company and its Affiliates. Accordingly, the Plan provides for the grant of Options, SARs, Restricted Stock, Restricted Stock Units, Stock Awards, Dividend Equivalents, Other Stock-Based Awards, Cash Awards, Substitute Awards, or any combination of the foregoing, as determined by the Committee in its sole discretion.
2.   Definitions.   For purposes of the Plan, the following terms shall be defined as set forth below:
(a)   “Affiliate” means any corporation, partnership, limited liability company, limited liability partnership, association, trust or other organization that, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities, by contract, or otherwise.
(b)   “ASC Topic 718” means the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation, as amended or any successor accounting standard.
(c)   “Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Stock Award, Dividend Equivalent, Other Stock-Based Award, Cash Award, or Substitute Award, together with any other right or interest, granted under the Plan.
(d)   “Award Agreement” means any written instrument (including any employment, severance or change in control agreement) that sets forth the terms, conditions, restrictions and/or limitations applicable to an Award which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.
(e)   “Board” means the Board of Directors of the Company.
(f)   “Cash Award” means an Award denominated in cash granted under Section 6(i).
(g)   “Change in Control” means, except as otherwise provided in an Award Agreement, the consummation of any of the following events after December 1, 2022:
(i)   any Person or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act (excluding a corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) is or becomes the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding voting securities;
(ii)   individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board;

(iii)   there is consummated a merger or consolidation of the Company with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, the voting securities of the Company immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined voting power of the then-outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a subsidiary, the ultimate parent thereof; or
(iv)   the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Company of all or substantially all of the Company’s assets, other than such sale or other disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, provided that, in all such cases, the transactions contemplated by the provisions above are ultimately consummated.
Notwithstanding the foregoing, except with respect to clause (ii) above, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the shares of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in, and own substantially all of the shares of, an entity which owns, either directly or through a subsidiary, all or substantially all of the assets of the Company immediately following such transaction or series of transactions. Further notwithstanding the foregoing, with respect to an Award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules and with respect to which a Change in Control would trigger settlement or payment of such Award, “Change in Control” shall mean an event that qualifies both as a “Change in Control” (as defined in this Section 2(g)) as well as a “change in control event” as defined in the Nonqualified Deferred Compensation Rules.
(h)   “Change in Control Price” means the amount determined in the following clause (i), (ii), (iii), (iv) or (v), whichever the Committee determines is applicable, as follows: (i) the price per share paid to holders of Stock in any merger or consolidation, (ii) the per share Fair Market Value of the Stock immediately before the Change in Control or other event without regard to assets sold in the Change in Control or other event and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of Stock in a dissolution or liquidation transaction, (iv) the price per share paid to holders of Stock in any tender offer or exchange offer whereby a Change in Control or other event takes place, or (v) if such Change in Control or other event occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 2(h), the value per share of the Stock that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 2(h) or in Section 8(e) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on all affected Participants to the extent applicable to Awards held by such Participants.
(i)   “Code” means the Internal Revenue Code of 1986, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.
(j)   “Committee” means the Compensation Committee of the Board, unless no such Compensation Committee exists, in which case, a committee of two or more directors designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more Qualified Members.
(k)   “Disability” refers to a disability resulting in the payment of long term disability benefits under the Company’s long term disability plan, unless otherwise defined in an applicable Award Agreement.
(l)   “Dividend Equivalent” means a right, granted to an Eligible Person under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(m)   “Effective Date” means January 13, 2023.
(n)   “Eligible Person” means any individual who, as of the date of grant of an Award, is an officer or employee of the Company or of any of its Affiliates, and any other person who provides services to the Company or any of its Affiliates, including consultants and non-employee directors of the Company; provided, however, that, any such individual must be an “employee” of the Company or any of its parents or subsidiaries within the meaning of General Instruction A.1(a) to Form S-8 if such individual is granted an Award that may be settled in Stock. An employee on leave of absence may be an Eligible Person.
(o)   “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including the guidance, rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto.
(p)   “Fair Market Value” of a share of Stock means, as of any specified date, (i) if the Stock is listed on a national securities exchange, the closing sales price of the Stock, as reported on the securities exchange composite tape on that date (or if no sales occur on such date, on the last preceding date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on a national securities exchange but is traded over the counter on such date, the average between the reported high and low bid and asked prices of Stock on the most recent date on which Stock was publicly traded on or preceding the specified date; or (iii) in the event Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate, including the Nonqualified Deferred Compensation Rules. Notwithstanding this definition of Fair Market Value, with respect to one or more Award types, or for any other purpose for which the Committee must determine the Fair Market Value under the Plan, the Committee may elect to choose a different measurement date or methodology for determining Fair Market Value so long as the determination is consistent with the Nonqualified Deferred Compensation Rules and all other applicable laws and regulations.
(q)   “Incumbent Board” means the portion of the Board constituted of the individuals who are members of the Board as of the Effective Date and any other individual who becomes a director of the Company after the Effective Date and whose election or appointment by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board; provided, however, that any director who is not a member of the Incumbent Board pursuant to the forgoing will be deemed to be a member of the Incumbent Board following the second annual meeting of shareholders following such director’s election to the Board.
(r)   “ISO” means an Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.
(s)   “Nonqualified Deferred Compensation Rules” means the limitations or requirements of Section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.
(t)   “Nonstatutory Option” means an Option that is not an ISO.
(u)   “Option” means a right, granted to an Eligible Person under Section 6(b), to purchase Stock at a specified price during specified time periods, which may either be an ISO or a Nonstatutory Option.
(v)   “Other Stock-Based Award” means an Award granted to an Eligible Person under Section 6(h).
(w)   “Participant” means a person who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.
(x)   “Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

(y)   “Qualified Member” means a member of the Board who is (i) a “non-employee director” within the meaning of Rule 16b-3(b)(3) and (ii) “independent” under the listing standards or rules of the securities exchange upon which the Stock is traded, but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules.
(z)   “Restricted Stock” means Stock granted to an Eligible Person under Section 6(d) that is subject to certain restrictions and to a risk of forfeiture.
(aa)   “Restricted Stock Unit” means a right, granted to an Eligible Person under Section 6(e), to receive Stock, cash or a combination thereof at the end of a specified period (which may or may not be coterminous with the vesting schedule of the Award).
(bb)   “Rule 16b-3” means Rule 16b-3, promulgated by the SEC under Section 16 of the Exchange Act.
(cc)   “SAR” means a stock appreciation right granted to an Eligible Person under Section 6(c).
(dd)   “SEC” means the Securities and Exchange Commission.
(ee)   “Securities Act” means the Securities Act of 1933, as amended from time to time, including the guidance, rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto.
(ff)   “Stock” means the Company’s Common Stock, par value $0.01 per share, and such other securities as may be substituted (or re-substituted) for Stock pursuant to Section 8.
(gg)   “Stock Award” means unrestricted shares of Stock granted to an Eligible Person under Section 6(f).
(hh)   “Substitute Award” means an Award granted under Section 6(j).
3.   Administration.
(a)   Authority of the Committee.   The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan, Rule 16b-3 and other applicable laws, the Committee shall have the authority, in its sole and absolute discretion, to:
(i)   designate Eligible Persons as Participants;
(ii)   determine the type or types of Awards to be granted to an Eligible Person;
(iii)   determine the number of shares of Stock or amount of cash to be covered by Awards;
(iv)   determine the terms and conditions of any Award, including whether, to what extent and under what circumstances Awards may be vested, settled, exercised, cancelled or forfeited (including conditions based on continued employment or service requirements or the achievement of one or more performance goals);
(v)   modify, waive or adjust any term or condition of an Award;
(vi)   determine the treatment of an Award upon a termination of employment or other service relationship;
(vii)   impose a holding period with respect to an Award or the shares of Stock received in connection with an Award;
(viii)   interpret and administer the Plan and any Award Agreement;
(ix)   correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any Award, or in any Award Agreement; and
(x)   make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Affiliates, stockholders, Participants, beneficiaries, and permitted transferees under Section 7(a) or other persons claiming rights from or through a Participant.
(b)   Exercise of Committee Authority.   At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to an Eligible Person who is then subject to Section 16 of the Exchange Act in respect of the Company where such action is not taken by the full Board may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. For the avoidance of doubt, the full Board may take any action relating to an Award granted or to be granted to an Eligible Person who is then subject to Section 16 of the Exchange Act in respect of the Company.
(c)   Delegation of Authority.   The Committee may delegate any or all of its powers and duties under the Plan to a subcommittee of directors or to any officer of the Company, including the power to perform administrative functions and grant Awards; provided, however, that such delegation does not (i) violate state or corporate law or (ii) result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. Upon any such delegation, all references in the Plan to the “Committee,” other than in Section 5(b) or Section 8, shall be deemed to include any subcommittee or officer of the Company to whom such powers have been delegated by the Committee. Any such delegation shall not limit the right of such subcommittee members or such an officer to receive Awards; provided, however, that such subcommittee members and any such officer may not grant Awards to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate, or take any action with respect to any Award previously granted to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate. The Committee may also appoint agents who are not executive officers of the Company or members of the Board to assist in administering the Plan, provided that such individuals may not be delegated the authority to grant or modify any Awards that will, or may, be settled in Stock.
(d)   Limitation of Liability.   The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any of its Affiliates, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or any of its Affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.
(e)   Participants in Non-U.S. Jurisdictions.   Notwithstanding any provision of the Plan to the contrary, to comply with applicable laws in countries other than the United States in which the Company or any of its Affiliates operates or has employees, directors or other service providers from time to time, or to ensure that the Company complies with any applicable requirements of foreign securities exchanges, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which of the Company’s Affiliates shall be covered by the Plan; (ii) determine which Eligible Persons outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Persons outside the United States to comply with applicable foreign laws or listing requirements of any foreign exchange; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to the Plan as appendices), provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 4(a); and (v) take any action, before or after an Award is granted, that it deems advisable to comply with any applicable governmental regulatory exemptions or approval or listing requirements of any such foreign securities exchange. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.
4.   Stock Subject to Plan.
(a)   Number of Shares Available for Delivery.   Subject to adjustment in a manner consistent with Section 8, the total number of shares of Stock reserved and available for delivery with respect to Awards under the Plan is equal to 4,540,500 shares of Stock, and such number of shares of Stock shall be available for the issuance of shares upon the exercise of ISOs.
(b)   Application of Limitation to Grants of Awards.   Subject to Section 4(c), no Award may be granted if the number of shares of Stock that may be delivered in connection with such Award exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or Substitute Awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.
(c)   Availability of Shares Not Delivered under Awards.   Shares of Stock subject to an Award under the Plan that expires or is cancelled, forfeited, exchanged, settled in cash or otherwise terminated without the actual delivery of shares (Awards of Restricted Stock shall not be considered “delivered shares” for this purpose until the substantial risk of forfeiture has lapsed), will again be available for Awards. Notwithstanding the foregoing, (i) the number of shares tendered or withheld in payment of any exercise or purchase price of an Option or SAR or taxes relating to any Award, (ii) shares that were subject to an Option or an SAR but were not issued or delivered as a result of the net settlement or net exercise of such Option or SAR and (iii) shares repurchased on the open market with the proceeds of an Option’s exercise price, will not, in each case, be available for Awards. If an Award may be settled only in cash, such Award need not be counted against any share limit under this Section 4.
(d)   Shares Available Following Certain Transactions.   Substitute Awards granted in accordance with applicable stock exchange requirements and in substitution or exchange for awards previously granted by a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines shall not reduce the shares authorized for issuance under the Plan or the limitations on grants to non-employee members of the Board under Section 5(b), nor shall shares subject to such Substitute Awards be added to the shares available for issuance under the Plan as provided above (whether or not such Substitute Awards are later cancelled, forfeited or otherwise terminated).
(e)   Stock Offered.   The shares of Stock to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market.
5.   Eligibility; Director Award Limitations.
(a)   Awards may be granted under the Plan only to Eligible Persons.
(b)   In each calendar year during any part of which the Plan is in effect, a non-employee member of the Board may not be granted Awards and receive cash compensation having an aggregate value (determined, if applicable, pursuant to ASC Topic 718) on the date of grant in excess of $750,000; provided, that, for any calendar year in which a non-employee member of the Board (i) first commences service on the Board, (ii) serves on a special committee of the Board, or (iii) serves as lead director or chairman of the Board, additional Awards may be granted to such non-employee member of the Board in excess of such limit; provided, further that, the limitation set forth in this Section 5(b) shall be without regard to grants of Awards, if any, made to a non-employee member of the Board during any period in which such individual was an employee of the Company or of any of its Affiliates or was otherwise providing services to the Company or to any of its Affiliates other than in the capacity as a director of the Company.

6.   Specific Terms of Awards.
(a)   General.   Awards may be granted on the terms and conditions set forth in this Section 6. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with any other Award. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. Without limiting the scope of the preceding sentence, the Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance goals applicable to an Award, and any such performance goals may differ among Awards granted to any one Participant or to different Participants.
(b)   Options.   The Committee is authorized to grant Options, which may be designated as either ISOs or Nonstatutory Options, to Eligible Persons on the following terms and conditions:
(i)   Exercise Price.   Each Award Agreement evidencing an Option shall state the exercise price per share of Stock (the “Exercise Price”) established by the Committee; provided, however, that except as provided in Section 6(j) or in Section 8, the Exercise Price of an Option shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, 110% of the Fair Market Value per share of the Stock on the date of grant).
(ii)   Time and Method of Exercise; Other Terms.   The Committee shall determine the methods by which the Exercise Price may be paid or deemed to be paid to the Company, the form of such payment, including cash, cash equivalents or by means of broker assisted exercise, Stock (including previously owned shares or through a cashless exercise, i.e., “net settlement”, or other reduction of the amount of shares otherwise issuable pursuant to the Option), other Awards or awards granted under other plans of the Company or any Affiliate, other property, or any other legal consideration (other than a loan) the Committee deems appropriate, the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including the delivery of Restricted Stock subject to Section 6(d), and any other terms and conditions of any Option. In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued based on the Stock’s Fair Market Value as of the date of exercise. No Option may be exercisable for a period of more than ten years following the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, for a period of more than five years following the date of grant of the ISO).
(iii)   ISOs.   The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. ISOs may only be granted to Eligible Persons who are employees of the Company or employees of a parent or any subsidiary corporation of the Company. Except as otherwise provided in Section 8, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. ISOs shall not be granted more than ten years after the earlier of the adoption of the Plan or the approval of the Plan by the Company’s stockholders. Notwithstanding the foregoing, to the extent that the aggregate Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) subject to any other incentive stock options of the Company or a parent or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) that are exercisable for the first time by a Participant during any calendar year exceeds $100,000, or such other amount as may be prescribed under Section 422 of the Code, such excess shall be treated as Nonstatutory Options in accordance with the Code. As used in the previous sentence, Fair Market Value shall be determined as of the date the ISO or other incentive stock option is granted. If a Participant shall make any disposition of shares of Stock issued pursuant to an ISO under the circumstances described in Section 421(b) of the Code (relating to disqualifying dispositions), the Participant shall notify the Company of such disposition within the time provided to do so in the applicable award agreement.
(c)   SARs.   The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:
(i)   Right to Payment.   An SAR is a right to receive, upon exercise thereof, an amount equal to the product of (A) the excess of (1) the Fair Market Value of one share of Stock on the date of exercise over (2) the grant price of the SAR as determined by the Committee and (B) the number of shares of Stock subject to the exercise of the SAR.
(ii)   Grant Price.   Each Award Agreement evidencing an SAR shall state the grant price per share of Stock established by the Committee; provided, however, that except as provided in Section 6(j) or in Section 8, the grant price per share of Stock subject to an SAR shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the SAR.
(iii)   Method of Exercise and Settlement; Other Terms.   The Committee shall determine the form of consideration payable upon settlement, the method by or forms in which Stock (if any), cash or a combination thereof, as determined by the Committee in its sole discretion, will be delivered or deemed to be delivered to Participants, and any other terms and conditions of any SAR. SARs may be either free-standing or granted in tandem with other Awards. No SAR may be exercisable for a period of more than ten years following the date of grant of the SAR.
(d)   Restricted Stock.   The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:
(i)   Restrictions.   Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose. Except as provided in Section 7(a)(iii) and Section 7(a)(iv), during the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hedged, hypothecated, margined or otherwise encumbered by the Participant.
(ii)   Dividends and Splits.   Any dividends (including any Stock distributed in connection with a Stock split or Stock dividend, and other property (other than cash) distributed as a dividend, and any large and non-recurring cash dividend) paid on a share of Restricted Stock shall be deferred without interest to the date of vesting of the associated Award of Restricted Stock and shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such dividend has been distributed.
(e)   Restricted Stock Units.   The Committee is authorized to grant Restricted Stock Units to Eligible Persons on the following terms and conditions:
(i)   Award and Restrictions.   Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose.
(ii)   Settlement.   Settlement of vested Restricted Stock Units shall occur upon vesting or upon expiration of the deferral period specified for such Restricted Stock Units by the Committee (or, if permitted by the Committee, as elected by the Participant). Restricted Stock Units shall be settled by delivery of (A) a number of shares of Stock equal to the number of Restricted Stock Units for which settlement is due, or (B) in an amount of cash equal to the Fair Market Value of the specified number of shares of Stock equal to the number of Restricted Stock Units for which settlement is due, or a combination thereof, as determined by the Committee at the date of grant or thereafter.
(f)   Stock Awards.   The Committee is authorized to grant Stock Awards to Eligible Persons as a bonus, as additional compensation, or in lieu of cash compensation any such Eligible Person is otherwise entitled to receive, in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.

(g)   Dividend Equivalents.   The Committee is authorized to grant Dividend Equivalents to Eligible Persons, entitling any such Eligible Person to receive cash, Stock, other Awards, or other property equal in value to dividends or other distributions paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award (other than an Award of Restricted Stock providing for the payment of dividends or a Stock Award). The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or at a later specified date and, if distributed at a later date, may be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles or accrued in a bookkeeping account without interest, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. With respect to Dividend Equivalents granted in connection with another Award, such Dividend Equivalents shall be subject to the same restrictions and risk of forfeiture as the Award with respect to which the Dividend Equivalents accrue and shall not be paid unless and until such Award has vested and been earned.
(h)   Other Stock-Based Awards.   The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of, or the performance of, specified Affiliates of the Company. The Committee shall determine the terms and conditions of such Other Stock-Based Awards. Stock delivered pursuant to an Other-Stock Based Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Stock, other Awards, or other property, as the Committee shall determine.
(i)   Cash Awards.   The Committee is authorized to grant Cash Awards, on a free-standing basis or as an element of, a supplement to, or in lieu of any other Award under the Plan to Eligible Persons in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.
(j)   Substitute Awards; No Repricing.   Awards may be granted in substitution or exchange for any other Award granted under the Plan or under another plan of the Company or an Affiliate or any other right of an Eligible Person to receive payment from the Company or an Affiliate. Awards may also be granted under the Plan in substitution for awards held by individuals who become Eligible Persons as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate. Such Substitute Awards referred to in the immediately preceding sentence that are Options or SARs may have an exercise price that is less than the Fair Market Value of a share of Stock on the date of the substitution if such substitution complies with the Nonqualified Deferred Compensation Rules and other applicable laws and exchange rules. Except as provided in this Section 6(j) or in Section 8, without the approval of the stockholders of the Company, the terms of outstanding Awards may not be amended to (i) reduce the Exercise Price or grant price of an outstanding Option or SAR, (ii) grant a new Option, SAR or other Award in substitution for, or upon the cancellation of, any previously granted Option or SAR that has the effect of reducing the Exercise Price or grant price thereof, (iii) exchange any Option or SAR for Stock, cash or other consideration when the Exercise Price or grant price per share of Stock under such Option or SAR exceeds the Fair Market Value of a share of Stock or (iv) take any other action that would be considered a “repricing” of an Option or SAR under the applicable listing standards of the national securities exchange on which the Stock is listed (if any).
7.   Certain Provisions Applicable to Awards.
(a)   Limit on Transfer of Awards.
(i)   Except as provided in Sections 7(a)(iii) and (iv), each Option and SAR shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 7(a), an ISO shall not be transferable other than by will or the laws of descent and distribution.

(ii)   Except as provided in Sections 7(a)(i), (iii) and (iv), no Award, other than a Stock Award, and no right under any such Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.
(iii)   To the extent specifically approved by the Committee, an Award may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.
(iv)   An Award may be transferred pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of a written request for such transfer and a certified copy of such order.
(b)   Form and Timing of Payment under Awards; Deferrals.   Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or any of its Affiliates upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine in its discretion, including cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis (which may be required by the Committee or permitted at the election of the Participant on terms and conditions established by the Committee); provided, however, that any such deferred or installment payments will be set forth in the Award Agreement. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.
(c)   Evidencing Stock.   The Stock or other securities of the Company delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise, and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any securities exchange upon which such Stock or other securities are then listed, and any applicable federal, state or other laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions. Further, if certificates representing Restricted Stock are registered in the name of the Participant, the Company may retain physical possession of the certificates and may require that the Participant deliver a stock power to the Company, endorsed in blank, related to the Restricted Stock.
(d)   Consideration for Grants.   Awards may be granted for such consideration, including services, as the Committee shall determine, but shall not be granted for less than the minimum lawful consideration.
(e)   Additional Agreements.   Each Eligible Person to whom an Award is granted under the Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Eligible Person’s termination of employment or service to a general release of claims and/or a noncompetition or other restricted covenant agreement in favor of the Company and its Affiliates, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.
(f)   Minimum Vesting Requirements.   Effective on and after the Amendment Effective Date, Awards shall not become vested or exercisable prior to the first anniversary following the date of grant of such Award other than pursuant to Section 8 of the Plan or in connection with a Participant’s termination of employment due to death or Disability; provided that, with respect to grants of Awards made on or around the date of an annual stockholders meeting to non-employee directors, such one year vesting period shall be deemed satisfied if such Awards vest on the earlier of the first anniversary of the date of grant or the first annual stockholders meeting following the date of grant (provided that such date is no less than fifty (50) weeks from the date of grant). Notwithstanding the foregoing, up to five percent (5%) of the available shares of Stock authorized for issuance pursuant to Section 4(a) of the Plan may be subject to Awards that vest, partially or in full, prior to the first anniversary of the date of grant of such Awards.

8.   Subdivision or Consolidation; Recapitalization; Change in Control; Reorganization.
(a)   Existence of Plans and Awards.   The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Company, the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.
(b)   Additional Issuances.   Except as expressly provided herein, the issuance by the Company of shares of stock of any class, including upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share of Stock, if applicable.
(c)   Subdivision or Consolidation of Shares.   The terms of an Award and the share limitations under the Plan shall be subject to adjustment by the Committee from time to time, in accordance with the following provisions:
(i)   If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock or in the event the Company distributes an extraordinary cash dividend, then, as appropriate (A) the maximum number of shares of Stock available for delivery with respect to Awards and applicable limitations with respect to Awards provided in Section 4 shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be increased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions; provided, however, that in the case of an extraordinary cash dividend that is not an Adjustment Event, the adjustment to the number of shares of Stock and the Exercise Price or grant price, as applicable, with respect to an outstanding Option or SAR may be made in such other manner as the Committee may determine that is permitted pursuant to applicable tax and other laws, rules and regulations.
(ii)   If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, then, as appropriate (A) the maximum number of shares of Stock available for delivery with respect to Awards and applicable limitations with respect to Awards provided in Section 4 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be decreased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.
(d)   Recapitalization.   In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would be considered an “equity restructuring” within the meaning of ASC Topic 718 and, in each case, that would result in an additional compensation expense to the Company pursuant to the provisions of ASC Topic 718, if adjustments to Awards with respect to such event were discretionary or otherwise not required (each such an event, an “Adjustment Event”), then the Committee shall equitably adjust (i) the aggregate number or kind of shares that thereafter may be delivered under the Plan, (ii) the number or kind of shares or other property (including cash) subject to an Award, (iii) the terms and conditions of Awards, including the purchase price or Exercise Price of Awards and performance goals, as applicable, and (iv) the applicable limitations with respect to Awards provided in Section 4 (other than cash limits) to equitably reflect such Adjustment Event (“Equitable Adjustments”). In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would not be considered an Adjustment Event, and is not otherwise addressed in this Section 8, the Committee shall have complete discretion to make Equitable Adjustments (if any) in such manner as it deems appropriate with respect to such other event.
(e)   Change in Control.   Except to the extent otherwise provided in any applicable Award Agreement, in the event of a Change in Control, each outstanding Award shall be assumed, continued, or an equivalent award substituted by the successor to the Company; provided, however, in the event that on or after the date of the completion of the Change in Control, the successor of the Company terminates the employment of a holder of an Award, such holder shall fully vest in and, if applicable, have the right to exercise the Award as assumed, continued, or substituted. If and to the extent that a successor to the Company fails to assume, substitute, or continue an Award, then any restricted period shall expire, any restrictions applicable to any Award shall lapse, and the holder shall fully vest in and, if applicable, have the right to exercise the Award. Any Awards with performance-based vesting conditions shall vest at the greater of target or actual performance.
9.   General Provisions.
(a)   Tax Withholding.   The Company and any of its Affiliates are authorized to withhold from any Award granted, or any payment relating to an Award, including from a distribution of Stock, taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, its Affiliates and Participants to satisfy the payment of withholding taxes and other tax obligations relating to any Award in such amounts as may be determined by the Committee. The Committee shall determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including the delivery of cash or cash equivalents, Stock (including previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Committee deems appropriate. Any determination made by the Committee to allow a Participant who is subject to Rule 16b-3 to pay taxes with shares of Stock through net settlement or previously owned shares shall be approved by either a committee made up of solely two or more Qualified Members or the full Board. If such tax withholding amounts are satisfied through net settlement or previously owned shares, the maximum number of shares of Stock that may be so withheld or surrendered shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to such Award, as determined by the Committee.
(b)   Limitation on Rights Conferred under Plan.   Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or any of its Affiliates, (ii) interfering in any way with the right of the Company or any of its Affiliates to terminate any Eligible Person’s or Participant’s employment or service relationship at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and/or employees and/or other service providers, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.
(c)   Governing Law; Submission to Jurisdiction.   All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock. With respect to any claim or dispute related to or arising under the Plan, the Company and each Participant who accepts an Award hereby consent to the exclusive jurisdiction, forum and venue of the state and federal courts located in Denver, Colorado.

(d)   Severability and Reformation.   If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect. If any of the terms or provisions of the Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to Section 16 of the Exchange Act), or Section 422 of the Code (with respect to ISOs), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or Section 422 of the Code, in each case, only to the extent Rule 16b-3 and such sections of the Code are applicable. With respect to ISOs, if the Plan does not contain any provision required to be included herein under Section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an ISO cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Option for all purposes of the Plan.
(e)   Unfunded Status of Awards; No Trust or Fund Created.   The Plan is intended to constitute an “unfunded” plan for certain incentive awards. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or such Affiliate.
(f)   Nonexclusivity of the Plan.   Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable. Nothing contained in the Plan shall be construed to prevent the Company or any of its Affiliates from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any of its Affiliates as a result of any such action.
(g)   Fractional Shares.   No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares of Stock or whether such fractional shares of Stock or any rights thereto shall be cancelled, terminated, or otherwise eliminated with or without consideration.
(h)   Interpretation.   Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Words in the masculine gender shall include the feminine gender, and, where appropriate, the plural shall include the singular and the singular shall include the plural. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. References herein to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan.
(i)   Facility of Payment.   Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.
(j)   Conditions to Delivery of Stock.   Nothing herein or in any Award Agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. In addition, each Participant who receives an Award under the Plan shall not sell or otherwise dispose of Stock that is acquired upon grant, exercise or vesting of an Award in any manner that would constitute a violation of any applicable federal or state securities laws, the Plan or the rules, regulations or other requirements of the SEC or any securities exchange upon which the Stock is then listed. At the time of any exercise of an Option or SAR, or at the time of any grant of any other Award, the Company may, as a condition precedent to the exercise of such Option or SAR or settlement of any other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. Stock or other securities shall not be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including any Exercise Price, grant price, or tax withholding) is received by the Company.
(k)   Section 409A of the Code.   It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from the Nonqualified Deferred Compensation Rules, and Awards will be operated and construed accordingly. Neither this Section 9(k) nor any other provision of the Plan is or contains a representation to any Participant regarding the tax consequences of the grant, vesting, exercise, settlement, or sale of any Award (or the Stock underlying such Award) granted hereunder, and should not be interpreted as such. In no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules. Notwithstanding any provision in the Plan or an Award Agreement to the contrary, in the event that a “specified employee” (as defined under the Nonqualified Deferred Compensation Rules) becomes entitled to a payment under an Award that would be subject to additional taxes and interest under the Nonqualified Deferred Compensation Rules if the Participant’s receipt of such payment or benefits is not delayed until the earlier of (i) the date of the Participant’s death, or (ii) the date that is six months after the Participant’s “separation from service,” as defined under the Nonqualified Deferred Compensation Rules (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to the Participant until the Section 409A Payment Date. Any amounts subject to the preceding sentence that would otherwise be payable prior to the Section 409A Payment Date will be aggregated and paid in a lump sum without interest on the Section 409A Payment Date. The applicable provisions of the Nonqualified Deferred Compensation Rules are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith.
(l)   Clawback.   The Plan and all Awards granted hereunder are subject to any written clawback policies that the Company, with the approval of the Board or an authorized committee thereof, may adopt either prior to or following the Effective Date, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the SEC and that the Company determines should apply to Awards. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.

(m)   Status under ERISA.   The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.
(n)   Plan Effective Date and Term.   The Plan was adopted by the Board to be effective on the Effective Date, and was amended and restated by the Company, and approved by the Company’s stockholders, effective [•], 2025 (the “Amendment Effective Date”). The Plan as set forth herein constitutes an amendment and restatement of the Plan as in effect immediately prior to the Amendment Effective Date, and the Plan, as amended and restated herein, is effective as of the Amendment Effective Date. No Awards may be granted under the Plan on and after the tenth anniversary of the Effective Date. However, any Award granted prior to such termination (or any earlier termination pursuant to Section 10), and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award in accordance with the terms of the Plan, shall extend beyond such termination until the final disposition of such Award.
10.   Amendments to the Plan and Awards.   The Committee may amend, alter, suspend, discontinue or terminate any Award or Award Agreement, the Plan or the Committee’s authority to grant Awards without the consent of stockholders or Participants, except that any amendment or alteration to the Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Committee action if such stockholder approval is required by any federal or state law or regulation or the rules of any securities exchange or automated quotation system on which the Stock may then be listed or quoted, and the Committee may otherwise, in its discretion, determine to submit other changes to the Plan to stockholders for approval; provided, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. For purposes of clarity, any adjustments made to Awards pursuant to Section 8 will be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and, therefore, may be made without the consent of affected Participants.

VITESSE ENERGY, INC.5619 DTC PARKWAYSUITE 700GREENWOOD VILLAGE, CO 80111SCAN TOVIEW MATERIALS & VOTE wVOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 30, 2025 for shares held directly and by 11:59 p.m. Eastern Time on April 28, 2025 for shares held in a plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/VTS2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 30, 2025 for shares held directly and by 11:59 p.m. Eastern Time on April 28, 2025 for shares held in a plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS :KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V67473-P21998-Z89007VITESSE ENERGY, INC.THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOREACH OF THE NOMINEES LISTED BELOW IN PROPOSAL 1AND FOR PROPOSALS 2 AND 3.For Against Abstain 1. Election of Directors 1a. Linda L. Adamany1b. M. Bruce Chernoff1c. Brian P. Friedman1d. Robert W. Gerrity1e. Daniel J. O'Leary1f. Cathleen M. Osborn1g. Gary D. Reaves1h. Randy I. Stein1i. Joseph S. SteinbergFor Against Abstain! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! ! 2. Ratify Deloitte & Touche LLP as independent auditors of theCompany for the fiscal year ending December 31, 2025.3. Approve an amendment and restatement to theCompany’s Long Term Incentive Plan.NOTE: In their discretion, the proxies are authorized to voteupon any other business as may properly come before themeeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Jointowners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2025 Proxy Statement and the 2024 Annual Report on Form 10-K are available at www.proxyvote.com V67474-P21998-Z89007 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2025 Proxy Statement and the 2024 Annual Report on Form 10-K are available at www.proxyvote.com VITESSE ENERGY, INC. Proxy Solicited on Behalf of the Board of Directors for Annual Meeting of Stockholder sMay 1, 2025 at 9:00 A.M., Mountain Time The undersigned stockholder of Vitesse Energy, Inc. (the "Company") hereby appoints Robert W. Gerrity, Brian J. Cree and M. Scott Regan, and each of them, as attorneys and proxies, each with power of substitution and revocation, to represent the undersigned at the Annual Meeting of Stockholders of Vitesse Energy, Inc. to be held virtually at www.virtualshareholdermeeting.com/VTS2025 on May 1, 2025 at 9:00 a.m., Mountain Time and at any adjournment or postponement thereof, with authority to vote all shares held or owned by the undersigned as of the record date of March 10, 2025 in accordance with the directions indicated herein and in their discretion on such other matters as may properly come before the Annual Meeting. Receipt of the 2025 Notice and Proxy Statement and a copy of the Annual Report to Stockholders for the fiscal year ended December 31, 2024 is hereby acknowledged. The undersigned hereby revokes all prior proxies granted by the undersigned. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3. Continued and to be signed on reverse side